TABLE OF CONTENTS
                                                                          Page


ARTICLE I

DEFINITIONS...............................................................  1
         1.1      Certain Definitions.....................................  1
         1.2      Accounting Terms........................................ 10

ARTICLE II

THE ...................................................................... 11
         2.1      Revolving Loan.......................................... 11
         2.1 (a)  Funding of the Revolving Loan........................... 11
         (b)      The Note; Repayment of Principal........................ 11
                  2.1 (c)           Revolving Loan Borrowing Request...... 11
         2.2      Term Loan............................................... 12
                  (a)      Funding of the Term Loan....................... 12
                  2.2 (b)  Term Note; Repayment of Principal.  ........... 12
         2.3      The Borrower's Loan Account............................. 13
         2.4      Interest Rate; Payments................................. 13
                  2.4 (a)  The Revolving Loans............................ 13
                  2.4 (b)  The Term Loan.................................. 14
         2.5      Fees and Expenses....................................... 14
                  (a)      Commitment Fee................................. 14
                  (b)      Expenses....................................... 14
         2.7      Optional Prepayment..................................... 14
         2.8      Application of Payments and Prepayments................. 14
         2.9      Default Interest........................................ 15
         2.10     Free Balances........................................... 15
         2.11     Payment to the Bank..................................... 15

                                   ARTICLE III

                                               CONDITIONS PRECEDENT....... 15
         3.1      Delivery of Documents as Conditions Precedent........... 15

                                   ARTICLE IV

                                                COLLATERAL SECURITY....... 18
         4.1      Grant of Security Interest.............................. 18
         4.2      Perfection of Security Interests........................ 19
         4.3      Notice to Account Debtors and Instrument Obligors....... 19
         4.4      Appointment as Attorney-in-Fact......................... 20


                                    ARTICLE V

                                          REPRESENTATIONS AND WARRANTIES.. 21
         5.1      Organization of Borrower................................ 21
         5.2      Authority and Consents.................................. 21
         5.3      Organization of General Partner......................... 22
         5.4      Corporate Authority and Consents........................ 22
         5.5      Binding Effect and Enforceability....................... 23
         5.6      Default of Indebtedness................................. 23
         5.7      Financial Condition and Litigation...................... 23
         5.8      Title and Liens......................................... 24
         5.9      Account Warranties...................................... 24
         5.10     Inventory Warranties.................................... 25
         5.11     Employee Plans.......................................... 25
         5.12     Taxes................................................... 26
         5.13     Compliance with Laws.................................... 26
         5.14     Subsidiaries and Affiliates............................. 26
         5.15     Assumed Names........................................... 26
         5.16     Solvency................................................ 26
         5.17     Regulation U............................................ 27
                  ........................................................ 27
         5.18     Occupational Safety and Health.......................... 27
         5.19     Environmental Protection................................ 27
         5.20     Compliance with Zoning and Other Regulations;
                    Assessments .......................................... 28
         5.21     Disclosure.............................................. 28
         5.22     Labor Relations......................................... 28

                                   ARTICLE VI

                                                     COVENANTS............ 29
         6.1      Affirmative Covenants................................... 29
                  6.1 (a)  Payments....................................... 29
                  6.1 (b)  Financial Covenants............................ 29
                  (c)      Financial Information and Reporting............ 29
                  (d)      Account Covenants.............................. 32
                  (e)      Inventory and Equipment Covenants.............. 32
                  (f)      Insurance...................................... 33
                  (g)      Existence...................................... 34
                  (h)      Taxes and Laws................................. 34
                  (i)      Repair and Maintenance......................... 34
                  (j)      Inspection..................................... 35
                  (k)      Bank Costs..................................... 35
                  (l)      Indemnity and Release.......................... 36
                  (m)      Instruments and Chattel Paper.................. 36
                  (n)      Employee Plans................................. 36
                  (o)      Leases......................................... 37
                  (p)      Bank Deposits.................................. 37
                  (q)      Landlord Waivers............................... 38
         6.2      Negative Covenants...................................... 38
                  (a)      Liens.......................................... 38
                  (b)      Debt........................................... 38
                  (c)      Name Changes, Mergers and Acquisitions......... 39
                  (d)      Payments under Subordinated Debt............... 39
                  (e)      Transfer of Assets............................. 39
                  (f)      Investments and Loans.......................... 39
                  (g)      Prepayment or Modification of Indebtedness..... 39
                  (h)      False Statements............................... 40
                  (i)      Transactions with Affiliates................... 40
                  (j)      Guarantees..................................... 40
                  (k)      Capital Structure.............................. 40
                  (l)      Locations...................................... 40
                  (m)      Leases......................................... 40

 ARTICLE VII

                                                 EVENTS OF DEFAULT........ 41
         7.1      Payment Obligations..................................... 41
         7.2      Performance Obligations................................. 41
         7.3      Representation and Warranties........................... 41
         7.4      Judgments............................................... 41
         7.5      Insolvency and Related Proceedings...................... 41
         7.6      Material Agreements..................................... 42
         7.7      State Action............................................ 42
         7.8      Material Adverse Change................................. 42
         7.9      Tax Liens............................................... 43

ARTICLE VIII

                                          RIGHTS AND REMEDIES OF THE BANK. 43
         8.1      Termination of Commitment and Acceleration.............. 43
         8.2      Rights of Secured Creditor.............................. 43
         8.3      Sale of Collateral...................................... 44
         8.4      Entry on Premises....................................... 45
         8.5      Access to Records....................................... 45

ARTICLE IX

                                                   MISCELLANEOUS.......... 45
         9.1      Waiver.................................................. 45
         9.2      Applicable Law.......................................... 46
         9.3      Severability............................................ 46
         9.4      Counterparts............................................ 46
         9.5      Section Headings........................................ 46
         9.6      Binding Effect.......................................... 46
         9.7      Merger Clause........................................... 46
         9.8      Notices................................................. 46
         9.9      Consent to Service...................................... 47
         9.10     Waiver of Jury Trial.................................... 47
         9.10     Participations.......................................... 48



                           LOAN AND SECURITY AGREEMENT


         This Loan and Security Agreement (this "Agreement") is made as of October 13, 1998 by and among LaSalle National Bank, a national banking association (the "Bank"), Westell Technologies, Inc., ("WTI"), a Delaware corporation, Westell, Inc. ("Westell"), an Illinois corporation, Westell International, Inc. ("International"), a Delaware corporation, and Conference Plus, Incorporated ("CPI"), a Delaware corporation (each individually, a "Borrower" and collectively, "Borrowers").

                                   WITNESSETH:

                  WHEREAS, WTI is the holding company for Westell, International, and CPI. Westell designs, manufactures, markets and services a broad range of digital and analog products used by telephone companies to deliver services primarily over existing copper wires, and International markets and distributes Westell's product line to international markets. CPI is a multi-point telecommunications service bureau specializing in audio teleconferencing, multi-point video conferencing, broadcast fax, and multimedia teleconference services.

                  WHEREAS, in order to repay the existing indebtedness of Borrowers, to provide for Borrowers' working capital needs, and to provide for the purchase of machinery and equipment, Borrowers desire to borrow from the Bank and have requested that the Bank make available and lend to the Borrowers a revolving credit line in an aggregate amount not to exceed Sixteen Million Dollars ($16,000,000.00), a term credit facility in the aggregate amount of Four Million Dollars ($4,000,000.00), and an equipment line of credit in an aggregate amount not to exceed Five Million Dollars ($5,000,000.00), upon the satisfaction of certain terms and conditions, all as more fully set forth below; and

                  WHEREAS, in order to induce the Bank to make such credit extensions to the Borrowers, the Borrowers propose to secure the indebtedness and obligations of the Borrowers to the Bank hereunder by granting to the Bank a security interest in the Borrowers' personal property, including, without limitation, all accounts receivable, general intangibles, inventory, machinery and equipment, chattel paper, instruments, and documents; and

                  WHEREAS, the Bank is willing to make such credit extensions to the Borrowers only on such a secured basis.

                  NOW, THEREFORE, for and in consideration of the foregoing premises, which are hereby incorporated herein as true, and the terms, conditions, representations, warranties, covenants, promises and agreements herein contained, the parties hereto agree as follows:


I.       DEFINITIONS.

         1.1      Certain Definitions.

                  "Accounts" shall have the same meaning assigned to that term in the version of the Uniform Commercial Code currently in effect in the State of Illinois, wheresoever located and whether now or hereafter owned, acquired, arising or existing, including without limitation, contract rights, any and all manner of accounts receivable and all security agreements, guaranties, letters of credit and any other collateral security for any or all of the foregoing.

                  "Account Debtor" shall have the same meaning assigned to that term in the version of the Uniform Commercial Code currently in effect in the State of Illinois.

                  "Accounts Receivable Aging Reports" means those reports prepared by Borrowers listing Borrowers' Account balances (and the number of days each such Account balance is outstanding) as of the last day of each month, which balances Borrowers shall represent and warrant as being calculated in accordance with GAAP (including a reasonable provision for uncollectibility) and which shall be presented in an aging format acceptable to the Bank and shall include the status of all disputes, lawsuits, and delinquent Accounts over $100,000.

                  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of Person, (ii) the acquisition of in excess of 50% of the capital stock, partnership interest, membership interest or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (iii) a merger or consolidation or any other combination with any other Person, provided that the applicable Borrower is the surviving entity.

                  "Affiliate" means (i) any shareholder of any Borrower, (ii) any corporation or any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with any Borrower or (iii) any officer, director, trustee, partner or shareholder of any corporation or any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with any Borrower.

                  "Agreement" means, collectively, this Loan and Security Agreement, together with any and all exhibits, attachments and amendments thereto and modifications, renewals, extensions, restatements and substitutions thereof and therefor.

                   "Applicable Environmental Property" has the meaning set forth in Section 5.19(a).

                   "Bank" means the LaSalle National Bank, a national banking association.

                  "Banking Day" means any day other than a Saturday, Sunday or legal holiday in the State of Illinois.

                   "Borrowers" means collectively, Westell, WTI, International and CPI.

                  "Borrowing Base Certificate" means those reports prepared by Borrowers calculating the Revolving Loan Borrowing Base in the form of Exhibit A hereto.

                  "Capital Expenditures" means expenditures for the purchase, creation, improvement, renovation or lease of a capital asset classified as such in accordance with GAAP.

                  "Chattel Paper" shall have the same meaning assigned to that term in the version of the Uniform Commercial Code currently in effect in the State of Illinois, wheresoever located and whether now or hereafter existing, arising or acquired, including, without limitation, all installment contracts and leases.

                  "Collateral" means all of Borrowers' Accounts, Chattel Paper, Documents, Equipment, Fixtures, Goods, General Intangibles, Inventory, monies, and Instruments, wheresoever located and whether now or hereafter owned, acquired, arising or existing, all proceeds of any of the foregoing (including, without limitation, all proceeds of insurance policies or letters of credit covering or related to any of the foregoing), and all writings, correspondence, books, files, invoices, bills of lading, purchase orders, computer files and programs, computer tapes, discs and cards, accounting records, data, information and other records relating to any of the foregoing, together with all monies, deposits, accounts, credits or other property now or hereafter in the possession of the Bank for the account of the Borrowers.

                  "Current Assets" means at any date the amount of all of the current assets of Borrowers which would be classified as current assets shown on a balance sheet at such date in accordance with GAAP, less any prepaid expenses and any deferred income tax assets included in current assets.

                  "Current Liabilities" means at any date the amount of all of the current liabilities of Borrowers which would be classified as current liabilities on a balance sheet at such date in accordance with GAAP, and shall include the current portion of long-term debt (including the Term Loan, Revolving Loans and Equipment Loan) and the current portion of capital lease obligations.

                  "Current Ratio" means at any date, Borrowers' Current Assets divided by Current Liabilities, expressed as a ratio.

                  "Default Interest Rate" means an interest rate equal to 2% over the Prime Rate at the time of determination.

                  "Documents" shall have the same meaning assigned to that term in the version of the Uniform Commercial Code currently in effect in the State of Illinois, wheresoever located and whether now owned, acquired, arising or existing.

                  "Eligible Accounts" means such Accounts arising in the ordinary course of Borrowers' business which are subject to the Bank's perfected security interest and no other Lien, encumbrance or security interest other than Permitted Liens and which are evidenced by an invoice. In addition, no Account shall be an Eligible Account, if:

                           (i) it arises out of a sale made by any Borrower to an Affiliate of such Borrower or to a Person controlled by an Affiliate of such Borrower or a sale by one division of Borrower to another one of its divisions; or

                   (ii) it is due or unpaid more than ninety (90) days after the original invoice date; or

                           (iii) twenty-five percent (25%) or more at any one time of the Accounts from a particular Account Debtor are not deemed Eligible Accounts hereunder; or

                           (iv)  any   covenant,   representation   or  warranty
         contained in this Agreement with respect to such Account has been materially breached; or

                           (v) the Account Debtor is also any Borrower's creditor or supplier, or the Account Debtor has disputed its liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to any Borrower, or the Account otherwise is subject to any right of setoff by the Account Debtor, or the Account Debtor has filed a lawsuit against any Borrower; or

                           (vi) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                           (vii) the sale is to an Account Debtor outside the continental United States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case (other than with respect to a L/C issued by Bank at Borrower's request) acceptable to the Bank in its sole, but reasonable discretion, except with respect to those Account Debtors set forth on Schedule 1 attached hereto; or

                           (viii) the sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, or any other repurchase or return basis or is evidenced by Chattel Paper; or

                           (ix) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment of such Account to the Bank pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 203 et seq.); or

                           (x) the goods giving rise to such Account have not been shipped and delivered to the Account Debtor or the Account otherwise does not represent a final sale; or

                           (xi) to the knowledge of Borrowers, the Account is subject to any offset, deduction, defense, dispute, or counterclaim, or if the Account is contingent in any respect or for any reason; or

                           (xii) any Borrower has made any agreement with any Account Debtor for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                           (xiii)the Accounts of the Account Debtor exceed a reasonable credit limit determined by the Bank in its sole discretion after consideration of the history of the applicable Account Debtor, to the extent such Accounts exceed such limit.

                  The  foregoing  notwithstanding,  Bank  reserves  the right to
                  modify  the  criteria  for  "Eligible   Accounts"   after  the
                  occurrence of an Event of Default.

                  "Eligible Inventory" means that portion of Borrowers' inventory located in the United States consisting of raw materials and finished goods, but shall not include work-in-process and accounting reserves. The foregoing notwithstanding, Bank reserves the right to modify the criteria for "Eligible Inventory" after the occurrence of an Event of Default.

                  "Employee Plan" includes any pension, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan, or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of the Borrowers described from time to time in the Financial Statements and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by the Borrowers to which any Borrower is a party or may have any liability or by which any Borrower is bound.

                   "Environmental Laws" means all federal, state and local Laws (including, without limitation, the common law), statutes, ordinances, rules, regulations and other requirements (including, without limitation, administrative orders, consent agreements and conditions contained in the applicable permits), relating to health, safety and the protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 et seq., and the Clean Air Act 42. U.S.C. ss. 7401 et seq., as amended or hereafter amended.

                  "Equipment" has the same meaning assigned to that term in the version of the Uniform Commercial Code currently in effect in the State of Illinois, including, without limitation, all machinery, apparatus, equipment, furniture, fixtures and motor vehicles and all accessions, parts and appurtenances thereto and all substitutions or replacements thereof, wheresoever located, whether now or hereafter owned, acquired, arising or existing.

                   "Equipment Loan" means the equipment loan of the Borrowers as set forth in Section 2.3(a) hereof.

                   "Equipment Loan Advance" has the meaning set forth in Section 2.3(a) hereof.

                  "Equipment Loan Advance Termination Date" has the meaning set forth in Section 2.3(a) hereof.

                   "Equipment Loan Termination Date" has the meaning set forth in Section 2.3(b) hereof.

                  "Equipment Note" means the Equipment Note executed by the Borrowers as defined in Section 2.3(b), which is in the form attached hereto as Exhibit D.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default"  means an event or occurrence  described in
Article VII of this Agreement.

                  "Financial Statements" means the balance sheets, statements of income and retained earnings and statements of changes in cash flow of Borrowers for each of the Fiscal Years ended March 31, 1995, March 31, 1996, March 31, 1997, and March 31, 1998, which were delivered to Bank prior to the date hereof, and the balance sheets, statements of income and retained earnings and statements of changes in cash flow of the Borrowers for each Fiscal Year or each month thereof to be delivered to the Bank pursuant to Section 6.1.(c). and 3.1.(m). of this Agreement.

                  "Fiscal Year" means the fiscal year of the Borrowers ending March 31 of each year.

                  "Fixtures" has the same meaning assigned to that term in the version of the Uniform Commercial Code currently in effect in the State of Illinois, including all accessions, parts and appurtenances thereto and all substitutions or replacements thereof, wheresoever located and whether now or hereafter owned, acquired, arising or existing.

                  "Funds" has the meaning set forth in Section 6.1(p)(i).

                   "GAAP"  means  generally   accepted   accounting   principles
consistently applied by Borrowers.

                  "General Intangibles" shall have the same meaning assigned to that term in the version of the Uniform Commercial Code currently in effect in the State of Illinois, including, without limitation, all choses in action, causes of action, corporate or other business records, computer programs, source codes, use codes, software, customer lists, tax refund claims, trademarks, service marks, trade names, trade secrets, patents, patent applications, designs, inventions, licenses, franchise rights, copyrights, registrations, goodwill and all rights under any real or personal property leases, permits, all claims under guaranties, security interests or other security held by or granted to any Borrower to secure payment of any of the Accounts by an Account Debtor, all rights to indemnification and all other intangible personal property of any kind or nature (other than Accounts), wheresoever located or arising and whether now or hereafter owned, acquired, arising or existing.

                  "Goods" shall have the same meaning assigned to that term in the version of the Uniform Commercial Code currently in effect in the State of Illinois, all accessions, parts and appurtenances thereto and all substitutions or replacements thereof, wheresoever located and whether now or hereafter owned, acquired, arising or existing.

                   "Hazardous Materials" means (i) hazardous substances, as that term is defined by CERCLA, and the Illinois Environmental Protection Act, Ill. Rev. Stat. 415 ILCS 5/1 et seq.; (ii) hazardous or toxic chemicals, materials, or substances within the meaning of any other applicable Environmental Law, all as amended or hereafter amended.

                  "Indebtedness" means, without duplication, all items which, in accordance with GAAP, would be included as liabilities and shall include, without limitation, capitalized leases, letters of credit, secured and unsecured debt and contingent but accrued liabilities as reflected in the Financial Statements.

                  "Instruments" shall have the same meaning assigned to that term in the version of the Uniform Commercial Code currently in effect in the State of Illinois, wheresoever located and whether now or hereafter owned, acquired, arising or existing.

                  "Intercompany Notes" shall mean the promissory notes now or hereafter existing evidencing the intercompany indebtedness of the Borrowers, Westell Canada, Ltd., Westell Worldwide Services, Inc., or Westell Europe, Ltd., which are set forth on Schedule 2 attached hereto.

                   "Interest Period" shall mean: (i) as to any LIBOR Loan, the period commencing on the borrowing date or on the conversion or continuation date of such LIBOR Loan and ending on the earlier of (A) the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect and (B) ninety (90) days from the beginning of the applicable Interest Period, and (ii) as to any Prime Rate Loan, the period commencing on the borrowing date or on the conversion or continuation date of such Prime Rate Loan and ending on the earlier of (A) the last Banking Day of each November, February, May, and August, (B) the day prior to the conversion to a LIBOR Loan, and (C) the expiration or earlier termination of this Agreement; provided, however, that (i) if any Interest Period would end on a day that shall not be a Banking Day, such Interest Period shall be extended to the next succeeding
Banking Day unless, with respect to LIBOR Loans only, such next succeeding Banking Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Banking Day, (ii) no Interest Period with respect to any Loan shall end later than the expiration of the term of this Agreement, and (iii) interest shall accrue from and including the first day of an Interest Period to and including the last day of such Interest Period.

                  "Inventory" shall have the same meaning assigned to that term in the version of the Uniform Commercial Code currently in effect in the State of Illinois, all accessions, parts and appurtenances thereto and all substitutions or replacements thereof, wheresoever located and whether now or hereafter owned, acquired, arising or existing, including without limitation, goods, raw materials, supplies, work in process, finished goods, or inventory which has been returned to or repossessed or stopped in transit.

                  "L/C" has the meaning set forth in Section 2.4 hereof.

                  "Laws" means all ordinances, statutes, rules, regulations, codes, orders, injunctions, writs or decrees of any government, whether federal, state, municipal or local, of any political subdivision or agency thereof, or of any court, board or similar entity established by any of the foregoing having jurisdiction over the Property, assets, business or operations of any Borrower.

                  "Leverage Ratio" means the total Unsubordinated Debt of Borrowers divided by the sum of the Tangible Net Worth of Borrowers, expressed as a ratio.

                  "LIBOR-Based Rate" means that rate of interest per year equal to (i) the LIBOR Rate plus (ii) two percent (2%).

                   "LIBOR Rate Option" has the meaning set forth in Section 2.6 hereof.

                   "LIBOR Loan" shall mean any Loan with respect to which the Borrower shall have selected an interest rate based on the Libor Rate in accordance with the provisions of Sections 2.1(c) and 2.2(a), and 2.3(c) of this Agreement; provided, however, that there shall not be in excess of one (1) LIBOR Loan outstanding at any one time with respect to the Term Loan, five (5) LIBOR Loans outstanding at any one time with respect to the Revolving Loans, and five
(5) LIBOR Loans outstanding at any one time with respect to the Equipment Loans. The Revolving Loans, the Term Loan and the Equipment Loan may be LIBOR Loans; provided, however, Borrower shall not be permitted to request LIBOR Loans if any Event of Default or default shall have occurred and be continuing, and any then outstanding LIBOR Loans shall be converted into Prime Rate Loans at the end of the applicable Interest Period.

                  "LIBOR Rate" means during any LIBOR Rate Borrowing Period for each LIBOR-Based Rate Loan, that rate of interest per year equal to the quotient obtained by dividing (x) the rate of interest determined by the Bank to be the average of the rate per annum at which deposits in U.S. dollars are generally offered in the London Interbank Market at 11:00 A.M. London time, two (2) Banking Days before the first day of such LIBOR Rate Borrowing Period as published in the "Wall Street Journal" or any other national publication which publishes such rate, for a period equal to such LIBOR Rate Borrowing Period, in the amount of the applicable Loan, by (y) the difference between one hundred percent (100%) and any applicable reserve requirements (rounded upward to the nearest whole multiple of one hundredth (1/100) of one percent (1%) per annum), including without limitation, any statutory maximum requirement for the Bank to hold reserves for "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or any similar reserves under any successor regulation or regulations).

                   "LIBOR Rate Option" has the meaning set forth in Section 2.6(b)(ii).

                  "Liens" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include, without limitation, reservations, exceptions, covenants, conditions, restrictions, leases and other encumbrances affecting Property. For the purpose of this Agreement, each Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other person for security purposes.

                  "Loans" means the Revolving Loans, the Term Loan, and the Equipment Loan of the Borrowers as described in Sections 2.1, 2.2 and 2.3 hereof.

                   "Loan Documents" shall have the meaning set forth in Section 3.1.

                   "Lockbox Account" has the meaning set forth in Section 6.1(p)(i) hereof.

                   "Maximum Rate" has the meaning set forth in Section 2.6(e) hereof.

                  "Net Worth" means the sum of the total of all assets which, under GAAP, would appear as assets on the balance sheet of Borrowers, less the total of all liabilities, which, under GAAP, would appear as liabilities on the balance sheet of Borrowers.

                   "Notes" means the Revolving Note, the Term Note, and the Equipment Note executed by the Borrowers, as defined in Sections 2.1(b), 2.2(b) and 2.3(b) hereof.

                  "Obligations" means each and every promise, agreement, covenant, debt and all other obligations and indebtedness of the Borrowers to the Bank, its successors or assigns, whether primary, secondary, contingent, direct, or indirect, howsoever incurred, created, arising or evidenced, whether presently or hereafter existing, evidenced, arising or becoming due, including, without limitation, such obligations and indebtedness of the Borrowers to the Bank arising from or in connection with the Loans or under this Agreement, the Notes or any Loan Documents or any refinancings, substitutions, extensions, renewals, replacements and modifications for or of the foregoing.

                  "Permitted Liens" means Liens, security interests, charges, mortgages, pledges or any other encumbrances (i) provided for under this Agreement, the Notes or the Loan Documents in favor of the Bank; (ii) arising out of judgments or awards in respect of which any Borrower shall in good faith be prosecuting an appeal or proceedings for review and in respect of which such Borrower shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided such Borrower shall have set aside reserves which the Bank reasonably deems adequate with respect to such judgment or award;
(iii) for taxes, assessments or governmental charges or levies, provided payment thereof shall not be past due or for taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves are being maintained and which Liens do not have priority over the Lien of the Bank; (iv) deposits, Liens or pledges to secure payments of worker's compensation, unemployment insurance or other forms of governmental insurance or benefits or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) arising in the ordinary course of business; (v) mechanics', workmen's, repairmen's, warehousemen's, vendors' or carriers' Liens, or other similar statutory Liens, or any easements with respect thereto, not to exceed an aggregate amount of $250,000 at any time outstanding, arising in the ordinary course of business and securing sums which are not past due, or deposits or pledges to obtain the release of any such Liens; (vi) statutory landlords' liens under leases to which any Borrower is a party; (vii) such capital leases as are listed on Schedule 6.2(b) hereto; and (viii) subject to
Section 6.2(o) and the other provisions of this Agreement, purchase money Liens on Property acquired in the ordinary course of business, to finance or secure a portion of the purchase price thereof, provided that in each case such lien shall be limited to the Property so acquired and the liability secured by such lien does not exceed either the purchase price or the fair market value of the asset acquired and, provided further, the aggregate principal amount of the indebtedness secured by such liens and the aggregate principal amount of the indebtedness incurred in connection with the capital leases set forth in subsection (vii) hereof, does not exceed $1,000,000 in the aggregate.

                  "Person" means any individual, sole proprietorship, joint venture, partnership, limited partnership, association, unincorporated organization, joint-stock company or association, trust, corporation, entity, institution or government body.

                   "Prime Rate" means the rate of interest announced or published publicly from time to time by the Bank as its prime or equivalent rate of interest, which rate does not purport to be the most favorable rate of interest offered by Bank to its commercial borrowers.

                   "Prime Rate Option" has the meaning set forth in Section 2.6(b)(i).

                  "Prime Rate Loan" shall mean any Loan with respect to which Borrowers shall have selected an interest rate based upon the Prime Rate in accordance with the provisions of Sections 2.1(c), 2.3(a) or 2.3(c).

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Revolving Loan" means the revolving loans to the Borrowers as defined in Section 2.1(a) hereof.

                  "Revolving Loan Borrowing Base" means, at any time, the sum of: (a) 80% of the face amount of the Eligible Accounts, less unapplied cash; and (b) the lesser of (i) 40% of the value of the Eligible Inventory and (ii) $9,000,000, less the face amount of any L/C's outstanding.

                   "Revolving Loan Termination Date" has the meaning set forth in Section 2.1(a) hereof.

                  "Revolving Note" means the Revolving Note executed by the Borrowers as defined in Section 2.1(b), which is in the form attached hereto as Exhibit B.

                  "Subordinated Debt" means any indebtedness of the Borrowers which is expressly subordinated to the Obligations and to the rights of the Bank hereunder, and which has been approved by the Bank in writing.

                  "Subsidiary" means any corporation of which twenty-five percent (25%) or more of the outstanding shares of capital stock having ordinary voting power for the election of directors is owned, directly or indirectly by any Borrower and any Affiliates or Subsidiaries of any Borrower.

                  "Tangible Net Worth" means the Net Worth of Borrowers plus Subordinated Debt, less all of the following: (i) all prepaid expenses and deposits (ii) the book value of all such assets which would be treated as general intangibles under GAAP, including, without limitation, goodwill, trademarks, tradenames, copyrights, patents, licenses, deferred charges, unamortized debt discount and expenses and covenants not to compete, (iii) accounts, notes and other receivables due from employees, Affiliates, and/or shareholders of the Borrowers, and (iv) product development costs.

                   "Term Loan" means the term loan of the Borrowers as set forth in Section 2.2(a) hereof.

                   "Term Loan  Termination  Date" has the  meaning  set forth in
Section 2.2(b) hereof.

                  "Term Note" means the Term Note executed by the Borrowers as defined in Section 2.2(b), which is in the form attached hereto as Exhibit C.

                  "Unsubordinated Debt" means the Indebtedness of Borrowers, as shown on the Borrowers' Financial Statements for any period, less the aggregate Subordinated Debt outstanding for such period.

                  "Voting Trust" means the Westell Technologies, Inc., f/k/a Electronic Information Technologies, Inc., Voting Trust Agreement dated February 23, 1994, as amended.

         1.2      Accounting Terms.

                  Any accounting terms used but not otherwise defined herein shall have their customary meanings as defined in, pursuant to, or in accordance with GAAP. All other terms used but not otherwise defined herein shall have the meanings provided by the version of the Uniform Commercial Code enacted in Illinois to the extent such terms are used or defined therein.


                                   ARTICLE II

                                   THE CREDIT

         2.1      Revolving Loan

         2.1 (a) Funding of the Revolving Loan. Subject to the terms and conditions of this Agreement, the Bank agrees to lend to the Borrowers, jointly and severally, from time to time until August 30, 1999 (the "Revolving Loan Termination Date") such sums, in a minimum amount of $100,000 and integral multiples of $100,000 thereafter, as Borrowers may request, pursuant to
                  Section 2.1(c) hereof; provided, however, that the aggregate principal amount of all loans outstanding under this Section
                  2.1 (the "Revolving Loan" or "Revolving Loans") at any one time shall not exceed the lesser of (i) the Revolving Loan Borrowing Base or (ii) Sixteen Million Dollars ($16,000,000.00) (the "Revolving Loan Commitment").

                  The Borrowers may borrow, repay and reborrow hereunder, from the date hereof until the Revolving Loan Termination Date, either the full amount of the Revolving Loan Commitment or any lesser sum in the minimum amounts referred to above. If, at any time, the Revolving Loans exceed the Revolving Loan Commitment, the Borrowers shall immediately notify the Bank of the existence of and pay to the Bank the amount of such excess.

         2.1 (b) The Note; Repayment of Principal. In order to evidence the Revolving Loans, on the date hereof, the Borrowers will execute and deliver a promissory note, in the form of Exhibit B hereto (together with any and all amendments, modifications, supplements, substitutions, renewals, extensions, and restatements, thereof and therefor, the "Revolving Note", or together with the Term Note and the Equipment Note, the "Note" or "Notes"), repayable and maturing in accordance with and bearing interest as set forth therein.

         2.1 (c) Revolving Loan Borrowing Request. The request of the Borrowers for a Revolving Loan, except with respect to the initial draw of Revolving Loans as of the date hereof, shall be by the delivery of a written, telephonic or telecopied notice addressed to the Bank designating the amount of the requested Revolving Loan, the date on which the Loans are to be made available to Borrowers, and for a LIBOR Loan, the Interest Period; provided, however, that such notice is received by the Bank not later than 2:00 p.m. on the Banking Day on which any Borrower is requesting a Prime Rate Loan to be made, and not later than two (2) Banking Days prior to the date on which any Borrower is requesting a LIBOR Loan. Each and every request for a Revolving Loan shall constitute Borrowers' representation and warranty that (i) as of the date of said request, no Event of Default (or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default) has occurred and is continuing, (ii) no material adverse change has occurred in the operations or financial condition of the Borrowers since the date of the most recent Fiscal Year for which the Borrowers' Financial Statements have been delivered to the Bank and received thereby, (iii) the representations and warranties of the Borrowers set forth within Article V are true and correct as of the date of the request for a Revolving Loan (except to the extent a representation or warranty is specifically made as of a particular date), (iv) the affirmative and negative covenants set forth in Article VI are not currently being breached as of the date of such request for a Revolving Loan, and (v) the aggregate Revolving Loans, including the Revolving Loan requested, do not exceed the Revolving Loan Commitment.

         2.2      Term Loan.

         2.2 (a) Funding of the Term Loan. Subject to the terms and conditions of this Agreement, the Bank shall make a term loan (the "Term Loan"; the Term Loan, the Equipment Loan, and the Revolving Loans are collectively referred to as the "Loans") on the date hereof to the Borrowers in the principal amount of Four Million Dollars ($4,000,000) (the "Term Loan Commitment"). Borrowers shall notify Bank whether the Term Loan or any portion thereof is to be a LIBOR Loan and the Interest Period with respect thereto. Borrowers shall be permitted to renew any portion of the Term Loan bearing interest at the LIBOR Rate Option or convert any portion of the Term Loan into a LIBOR Loan in accordance with the provisions of Section 2.6(i) and (j) hereof.

         2.2 (b) Term Note; Repayment of Principal. In order to evidence the Term Loan on the date hereof, the Borrowers will execute and deliver a promissory note, in the form of Exhibit C hereto (together with any and all amendments, modifications, supplements, substitutions, renewals, extensions, and restatements, thereof and therefor, the "Term Note", or together with the Revolving Note and the Equipment Note, the "Note" or Notes"), repayable and maturing in accordance with and bearing interest as set forth therein. Payments of principal amounts due under the Term Note shall be made in twelve (12) equal quarterly installments of Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($333,333.33) each, commencing on November 30, 1998 and continuing on the last Banking Day of each February, May, August and November thereafter, with a final installment on August 30, 2001 (the "Term Loan Termination Date").

         2.3      Equipment Loan

         2.3 (a) Funding of the Equipment Loans. Subject to the terms and conditions of this Agreement, Bank agrees to make equipment advances to Borrowers (the "Equipment Loan Advances"), as Borrowers may request from time to time pursuant to Section 2.3(c) hereof for the purchase of equipment, each, in a minimum amount of $100,000 and integral multiples thereof; provided, however, that the aggregate principal amount of all loans outstanding under this Section 2.3 (the "Equipment Loan Advance" or "Equipment Loan Advances"), at any one time shall not exceed Five Million Dollars ($5,000,000) (the "Equipment Loan Advance Commitment"). Each Equipment Loan Advance shall be in a minimum amount of $100,000 (or in the remaining amount available to be borrowed under the Equipment Loan Advance Commitment on the date of the requested Equipment Loan Advance, if such amount is less then $100,000), in an amount not to exceed seventy-five percent (75%) of the actual invoice cost of Equipment to be purchased with the proceeds of such Equipment Loan Advance, less any taxes, installation charges, or delivery charges. Amounts borrowed in the form of Equipment Loan Advances may not be reborrowed following repayment and shall be advanced in such manner as to afford Bank a purchase money security interest in the Equipment to be acquired with the proceeds of such Equipment Loan Advance. All Equipment Loan Advances must be made before August 30, 1999. (the "Equipment Loan Advance Termination Date").

         2.3 (b) Equipment Note; Repayment of Principal. In order to evidence the Equipment Loan Advances on the date hereof, the Borrowers will execute and deliver to Bank a promissory note, in the form of Exhibit D hereto (together with any and all amendments, modifications, supplements, substitutions, renewals, extensions, and restatements, thereof and therefor, the "Equipment Loan Note"), repayable and maturing in accordance with and bearing interest as set forth therein. On the Equipment Loan Advance Termination Date, the aggregate outstanding Equipment Loan Advances shall be repayable in twelve (12) equal consecutive quarterly installments, each in that amount necessary to fully amortize the outstanding principal balance of the Equipment Loan Advances within twelve
                  (12) quarters, commencing November 30, 1999 and continuing on the last day of each February, May, August and November thereafter, with a final payment of the then outstanding principal balance of the Equipment Loan Advances on August 30, 2002 (the "Equipment Loan Termination Date").

         2.3 (c) Equipment Loan Borrowing Request. The request of the Borrowers for an Equipment Loan Advance shall be by the delivery of a written, telephonic or telecopied notice addressed to the Bank designating the amount of the requested Equipment Loan Advance to be made by the Bank designating the date on which the Equipment Loan Advance is to be made available to Borrowers, and the applicable Interest Period; provided, however, that such notice is received by the Bank not later than 2:00 p.m. on the Banking Day on which any Borrower is requesting the Equipment Loan Advance to be made as a Prime Rate Loan, and not later than two (2) Banking Days prior to the Banking Day on which any Borrower is requesting an Equipment Loan Advance to be made as LIBOR Loan . Each and every request for an Equipment Loan Advance shall constitute Borrowers' representation and warranty that (i) as of the date of said request, no Event of Default (or event which, with the giving of notice or lapse of time or both, would constitute an Event of Default) has occurred and is continuing, (ii) no material adverse change has occurred in the operations or financial condition of the Borrowers since the date of the most recent Fiscal Year for which the Borrowers' Financial Statements have been delivered to the Bank and received thereby, subject to Bank's reasonable discretion to determine whether such a material adverse change has occurred, (iii) the representations and warranties of the Borrowers set forth within Article V are true and correct as of the date of the request for an Equipment Loan Advance, (iv) the affirmative and negative covenants set forth in Article VI are not currently being breached and are inviolate as of the date of such request for an Equipment Loan Advance, and (v) the aggregate Equipment Loan Advances, including the Equipment Loan Advance requested, do not exceed the Equipment Loan Advance Commitment. Each request for an Equipment Loan Advance shall also be accompanied by evidence of a vendor invoice showing the Equipment purchased or to be purchased with the proceeds of such Equipment Loan Advance.

         2.4      Letters of Credit.

         2.4 (a) Subject to the limitation set forth in Section 2.1 hereof and provided that an Event of Default does not then exist or would not then be created thereby or any event which with notice or lapse of time or both would constitute an Event of Default does not then exist, Bank shall from time to time, upon any Borrower's request, issue or cause to be issued standby or trade letters of credit ("L/Cs") for or on behalf of Borrowers having face amounts not to exceed Three Million Dollars ($3,000,000) in the aggregate outstanding; provided, however, that no L/C shall have an expiration date occurring more than 180 days after the Revolving Loan Termination Date. Borrowers shall pay to Bank (i) for issuing any trade L/Cs, all reasonable and customary charges, fees and expenses charged by Bank in connection with the issuance of trade L/Cs, and (ii) for issuing any standby L/C's, a fee in the amount of 1% per annum of the face amount of any L/C issued by Bank for the account of the Borrowers, payable quarterly in advance, while any such standby L/C is outstanding.

         2.4 (b) Each of the Borrowers' requests for an L/C must be received by Bank at least three (3) Banking Days prior to the requested issue date of such L/C, and shall be accompanied by a duly completed application therefor and such other documents in support thereof as Bank may reasonably require.

         2.4(c) At such time as the Bank honors a demand for payment on account of an L/C made by the beneficiary thereunder, the Bank shall immediately make a Revolving Loan to the Borrowers in the amount of such payment or disbursement, as long as there shall be sufficient availability to support the making of such Loan. If there does not exist sufficient availability, the Borrowers hereby agree to reimburse Bank, immediately upon demand, for each payment or disbursement made by Bank under or on account of any L/C, honoring any demand for payment made by the beneficiary thereunder, with interest on the amount so paid or disbursed by Bank or any issuing bank, from the date a demand for payment is made by Bank to, but not including the date Bank is reimbursed therefor, at a rate per annum equal to the Prime Rate Option.

         2.4(d) The obligation of the Borrowers to reimburse Bank for payments and disbursements made by Bank under or on account of any L/C honoring a demand for payment made by the beneficiary thereunder shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrowers may have or have had against Bank or such beneficiary, including, without limitation, any defense based on the failure of such demand for payment to conform to the terms of such L/C or any nonapplication or misapplication by such beneficiary of the proceeds of such demand for payment or the legality, validity, regularity or enforceability of such L/C or any document or contract related to or required to be presented under the terms of such L/C; provided, however, that the Borrowers shall not be obligated to reimburse Bank for any wrongful payment or disbursement made by Bank under or on account of such L/C as a result of acts or omissions constituting gross negligence or willful misconduct on the part of Bank or any of its officers, employees or agents.

         2.4(e) The Borrowers agree that, upon the earlier of (i) the occurrence of an Event of Default or (ii) the Revolving Loan Termination Date, they will immediately, upon written demand by Bank, pay to Bank an amount equal to the amount of the then aggregate stated amount of all L/C's issued and outstanding hereunder. Any amounts so received by Bank pursuant to the provisions of the foregoing sentence shall be retained by Bank as collateral security for Borrowers' Obligations including, without limitation, all Obligations of Borrowers to Bank under or in connection with this Agreement, any L/C or any of the Loans.

         2.4(f) Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment by the beneficiary under any L/C issued by Bank to ascertain that the same appear on their face to be in conformity with the terms and conditions of such L/C. If, after examination, Bank shall have determined that a demand for payment under such L/C does not conform to the terms and conditions of such L/C, the Bank shall, as soon as reasonably practicable, give notice to the beneficiary to the effect that negotiation was not in accordance with the terms and conditions of such L/C, stating the reasons therefor and that the relevant document is being held at the disposal of such beneficiary or is being returned to such beneficiary, as Bank may elect. The beneficiary may attempt to correct any such nonconforming demand for payment under such L/C if, and to the extent that, such beneficiary is entitled (without regard to the provisions of this sentence) and able to do so. If Bank determines that a demand for payment under such L/C conforms to the terms and conditions of such L/C, then Bank shall make payment to the beneficiary in accordance with the terms of such L/C. Bank shall have the right, provided it is not then in default under such L/C by reason of its having wrongfully failed to honor a demand for payment previously made by the beneficiary under such L/C, to require the beneficiary to surrender such L/C to Bank on the stated expiration date of such L/C. Borrowers agree, if necessary, and to the extent reasonably feasible, to cause the beneficiary to so surrender such L/C.

         2.4 (g) If reserve requirements, capital adequacy requirements or any similar requirements or restrictions, or any other requirements of law not presently applicable to Bank or any issuing bank are hereafter imposed upon or determined or held to be applicable to Bank at any time and from time to time, which would materially increase the costs to Bank of continuing letter of credit financing hereunder or materially affect the profitability (on an after-tax basis) to such Bank hereby, then Bank will give written notice to Borrowers of such requirement or restriction and of the additional costs, or loss of prospective loss or profitability, resulting from the imposition or application of such requirement or restriction to Bank, and the Borrowers shall, promptly after request therefor by Bank, compensate Bank for additional costs, or for any loss of profitability, accruing to Bank from the date such restriction or requirement is imposed upon or determined or held to be applicable to Bank to the expiration or final surrender of all L/C's issued hereunder.

         2.5 The Borrowers' Loan Account. The Bank shall maintain a loan account ("Loan Account") on its books in which shall be recorded (i) the Loans made by the Bank to the Borrowers pursuant to this Agreement, (ii) all payments made by the Borrowers on the Loans, and (iii) all other appropriate debits and credits as provided in this Agreement, the Loan Documents or the Notes, including, without limitation, all fees, charges, expenses and interest provided for hereunder or thereunder. All advances to the Borrowers and all other debits and credits provided for in this Agreement or the Notes, shall be evidenced by entries made by the Bank in its internal data control systems, in accordance with the Bank's customary accounting practices as in effect from time to time, showing the date, amount and reason for each such debit or credit. The Bank may send the Borrowers statements of all amounts due hereunder as reflected in the Loan Account, which statements shall be considered presumptively correct as to the indebtedness due and owing by the Borrowers to the Bank unless the Borrowers notify the Bank within sixty (60) days of receipt of any such statement that the Borrowers consider such statement to be incorrect and the Borrowers specifically identify the items on such statement which they consider to be incorrect and attach any evidence in their possession supporting their position.

         2.6      Interest Rates; Borrowing Periods.

         2.6(a) Interest on the Loans. Accrued interest on the Loans shall be due and payable on the last day of each Interest Period. In addition, all accrued and unpaid interest on the Loans shall be paid upon the payment in full of the entire outstanding principal amount of the Loans and, if payment in full is not made when due, thereafter on demand. Borrowers shall pay interest calculated on the outstanding unpaid principal amount of the Revolving Loans on the basis of the Prime Rate Option or the LIBOR Rate Option, as the case may be.

                  2.6(b) Rate Options. If the LIBOR Rate Option is offered by the Bank, Borrowers may, subject to this Section 2.6, select the subject options to apply simultaneously to different portions of the Loans; provided that any LIBOR Loan shall be in an aggregate principal amount of $100,000 or any integral multiple thereof. For purposes of this Agreement, the "Prime Rate Option" and "LIBOR Rate Option" shall be defined as follows:

                  (i) "Prime Rate Option" shall mean a fluctuating interest rate per annum (computed for the actual number of days elapsed on the basis of a 365-day year) which shall be equal to the Prime Rate. Such interest rate shall be adjusted automatically from time to time to reflect in full any changes in the Prime Rate, effective as of the date of each such change.

         (ii) "LIBOR Rate Option" shall mean an interest rate per annum (computed for the actual number of days elapsed on the basis of a 360-day year) which shall be equal to the LIBOR-Based Rate in effect on the date the Bank quotes such rate to Borrowers. Borrowers' acceptance of any LIBOR-Based Rate shall be final and conclusive as to all matters with respect to the determination thereof. Except as otherwise provided herein, Borrowers may select the LIBOR Rate Option with respect to all or any portion of the Loans then outstanding; provided, that Borrowers shall not have the right to select any LIBOR Rate Option at any time that an Event of Default, or an event or occurrence which, with the giving of notice or the passage of time, or both, could mature into an Event of Default, exists.

         2.6(c) Borrowing Periods. At any time when Borrowers shall select or renew the LIBOR Rate Option to apply to any portion of the Loans, they shall fix the Interest Period for such LIBOR Loan.

         2.6(d) Default Rate. All Obligations shall bear interest from and after the occurrence of an Event of Default and for so long as an Event of Default shall be continuing, and without constituting a waiver of any such Event of Default, on the unpaid principal balance thereof at the Default Rate.

         2.6(e) Maximum Rate. In no event shall any rate of interest charged hereunder exceed the highest applicable rate permitted by law ("Maximum Rate"). If, in any month, the applicable rate absent such limitation, would have exceeded the Maximum Rate, then the rate for that month shall be the Maximum Rate, and if in future months, the rate would otherwise be less than the Maximum Rate, then to the extent permitted by applicable law, the rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. The Bank may, at its option, charge any interest payable by Borrowers to Borrowers' Loan Account, which amounts shall thereupon constitute Obligations hereunder and shall thereafter accrue interest as provided for in this Agreement.

         2.6(f) LIBOR Rate Unascertainable; Impracticability. The Bank shall promptly notify Borrowers in the event that: (i) on any date on which a LIBOR Rate Option selected by Borrowers by notice to the Bank would otherwise be set (including any conversion to or renewal thereof), the Bank shall have determined in good faith (which determination shall be final and conclusive) that adequate and reasonable means do not exist for determining the LIBOR Rate; or (ii) at any time the Bank shall have determined in good faith (which determination shall be final and conclusive) that the selection of a LIBOR Rate Option or the continuation of or the conversion or renewal of a LIBOR Rate Option has been made impossible or impracticable or unlawful by compliance by the Bank with any applicable law or governmental regulation, guideline or order or interpretation thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or
                  not   having   the   force   of   law).

         2.6(g) Effect of Unascertainability or Impractibility. Once the Bank has given notice of its determination under Section 2.6(f) above, the obligation of the Bank to allow conversion to or selection or renewal of the LIBOR Rate Option by Borrowers with respect to any portion of the Loans shall be suspended until the Bank gives further notice to Borrowers that the circumstances specified in such original notice no longer apply. If the Bank has determined in accordance with (f)(ii) above that it may no longer continue any LIBOR Loan, then upon the date specified in any notice of determination under
                  (f)(ii) above (which shall not be earlier than the date such notice is given), (x) the LIBOR Rate Option shall cease to apply and any LIBOR Loan shall automatically be converted to the Prime Rate Option and (y) Borrowers shall jointly and severally pay to Lender the accrued and unpaid interest on any LIBOR Loans (to but not including) such specified date and any premium pursuant to Sec tion 2.6(h) hereof as if the LIBOR Loans were being prepaid at such time. If, at the time notice of a determination is given pursuant to this Section 2.6(g), Borrowers have previously been offered the LIBOR Rate Option by the Bank and has previously notified the Bank that they wish to convert to or select or renew the LIBOR Rate Option, but such Option has not yet been set, such notification shall be of no force and effect, and Borrower shall, with respect to any of the Loans subject to such notice, either (i) convert all of such Loans to the Prime Rate Option either pursuant to
                  Section 2.6(i) or by failing to give notice of conversion or renewal as provided in Section 2.6(j) or (ii) if such Loan is a Prime Rate Loan, retain the Prime Rate Option as to such Loan.

         2.6(h) Indemnity. Without prejudice to any other provision of this Agreement, Borrowers shall jointly and severally compensate the Bank upon written request for all losses and expenses in respect of any interest paid by the Bank to lenders of funds borrowed by the Bank or deposited with the Bank to make or maintain any of the Loans which accrue interest at the LIBOR Rate Option, which the Bank may sustain (i) if for any reason a borrowing to which the LIBOR Rate Option is to apply does not occur on a date specified therefor in a Loan Borrowing Notice under Section 2.1 or 2.3 hereof; (ii) if any prepayment or repayment of any of the Loans occurs on a date which is not the last date of the relevant Interest Period; (iii) as a consequence of any Event of Default or any acceleration or mandatory prepayment or principal reduction. Such compensation shall include lost profits of the Bank in all instances of a LIBOR Loan. Without limiting the generality of the foregoing, Borrowers shall jointly and severally indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of the default by any Borrower in payment of principal of or interest on any LIBOR Loan, including, but not limited to, any premium or penalty incurred by the Bank in respect of funds borrowed by it or deposited with it for the purpose of making or maintaining any of the LIBOR Loans, as reasonably determined by the Bank.

         2.6(i) Conversion of Interest Rate Options. Subject to the other provisions of this Agreement, Borrowers may select, at any time with respect to conversions from all or any part of the Prime Rate Loans or at the expiration of the Interest Period relating to any LIBOR Loan, a new option pursuant to Section 2.1, 2.2 or 2.3 hereof and (in the case of the selection of the LIBOR Rate Option) one or more new Interest Periods; provided that any conversion, whether to the LIBOR Rate Option or to the Prime Rate Option, shall be in an aggregate principal amount which is equal to $100,000 or an integral multiple thereof. Unless the Bank shall have consented to a shorter period of notice, Borrowers shall give the Bank, in the case of any conversion whether to the LIBOR Rate Option or to the Prime Rate Option, notice of each such conversion in accordance with the provisions of Section 2.1, 2.2, or 2.3 hereof.

         2.6(j) Renewal of Interest Rate Option. Upon the expiration of any Interest Period with respect to a LIBOR Loan, Borrowers may renew the LIBOR Rate Option for one or more additional Interest Periods; provided that (i) any renewal of any LIBOR Rate Portion for each Interest Period selected by Borrowers shall be in an aggregate principal amount which is equal to $100,000 or an integral multiple thereof and (ii) if with respect to a Revolving Loan, the outstanding principal balance of the Revolving Loans on the renewal date, after giving effect to the renewal, shall not exceed the Revolving Loan Commitment. Borrowers shall give to the Bank notice of the renewal date in accordance with the provisions of Section 2.1, 2.2, or 2.3 hereof. In the absence of the receipt of a notice from Borrowers of renewal in accordance with this Section 2.6(j) or of conversion in accordance with Section 2.6(i), the option with respect to any such LIBOR Rate Portion of the Loans as to which such notice is not properly received shall automatically be converted to the Prime Rate Option on the last day of the expiring Interest Period.

         2.7      Fees and Expenses.

         2.7 (a) Unused Line Fee. The Borrowers shall pay to the Bank an unused line fee as provided hereunder of 1/4% (computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed) of the amount by which the Revolving Loan Commitment exceeds the average quarterly balance of the Revolving Loans plus the average quarterly face amount of outstanding Letters of Credit, payable monthly in arrears, on the last day of each quarter commencing on November 30, 1998 and continuing on the last day of each February, May, August, and November thereafter. Prior to the Equipment Loan Advance Termination Date, the Borrowers shall pay to the Bank an unused line fee of 1/4% (computed on the basis of a year of 360 days for the actual number of days elapsed) of the amount by which the Equipment Loan Advance Commitment exceeds the quarterly monthly balance of the Equipment Loan Advances, payable quarterly in arrears, on the last day of each quarter commencing on November 30, 1998 and continuing on the last day of each February, May, August, and November thereafter.

         2.7 (b) Expenses. The Borrowers shall reimburse the Bank for all its reasonable expenses incurred in connection with the preparation (including due diligence), negotiation, documentation, amendment, modification, administration or enforcement of this Agreement, the Notes or any Loan Documents, including reasonable attorney, paralegal and other professional fees.

         2.8 Optional Prepayment. Subject to the provisions of Section 2.6(h) hereof, the Borrowers may prepay in whole or in part, at any time and from time to time without premium or penalty, the principal, accrued interest and any other amounts of the Loans; provided that all such prepayments shall be in the minimum amount of Ten Thousand Dollars ($10,000) (or less if less is due).

         2.9 Application of Payments and Prepayments. Any payments made by the Borrowers under this Agreement, the Notes or any of the other Loan Documents shall be applied to Obligations owing as of the date of payment in the following order: (i) to any amounts owing to the Bank pursuant to Sections 2.10 and 6.1(k) of this Agreement; (ii) to interest accrued pursuant to the terms of the Notes; (iii) to any principal payment then due under the Term Loan; (iv) to any principal amount then due under the Equipment Loan; and (v) to the principal balance of the Revolving Loans; provided that any prepayment of the Term Loan or the Equipment Loan shall be applied to installments of principal due thereunder in the inverse order of their maturity.

         2.10 Default Interest. In the event any amount of principal or interest due hereunder or any other payment due under this Agreement or any of the other Loan Documents becomes overdue, such overdue amount shall accrue interest at the Default Interest Rate from the due date through the date of payment.

         2.11 Loans Constitute One Financing Transaction. Notwithstanding anything to the contrary contained in this Agreement or in any of the Loan Documents, the Revolving Loans, the Equipment Loan and the Term Loan shall be deemed to constitute one loan transaction. In addition, the Collateral supporting each of the Revolving Loans and the Term Loan shall be deemed Collateral for all Loans made under this Agreement or any Loan Documents and any Event of Default or event which with the passage of time or giving of notice or both would constitute an Event of Default with respect to any of the Revolving Loans, the Equipment Loan, or the Term Loan shall be deemed a default or Event of Default, as applicable, with respect to all Loans and shall give rise to all remedies therefor.


                                   ARTICLE III

                              CONDITIONS PRECEDENT

         3.1 Delivery of Documents as Conditions Precedent. The delivery of each of the following documents (the "Loan Documents") by the Borrowers to the Bank shall constitute separate and distinct conditions precedent to the making of the initial Loans by the Bank to the Borrowers:


                  3.1 (a) A duly executed copy of this Agreement;

         3.1 (b) The duly issued and executed Revolving Note, dated as of the date hereof;

         3.1 (c) The duly issued and executed Term Note, dated as of the date hereof;

         3.1 (d) The duly issued and executed Equipment Note, dated as of the date hereof;

         3.1 (e) UCC-1 financing statements executed by each Borrower recorded in the Office of the Illinois Secretary of State,
                  Florida   Secretary  of  State,   and  such  other   financing
                  statements or fixture filings as the Bank in its sole and complete discretion may request from the Borrowers, in form and substance satisfactory to the Bank in its sole and complete discretion;

         3.1      (f)   Assignments,   Security   Agreements   and  Mortgages  -
                  Trademarks   and   Patents,   executed  by  Westell  and  WTI,
                  satisfactory to Bank in form and substance;

         3.1 (g) Uniform Commercial Code financing statement, judgment and tax lien search results for Borrowers from the Secretary of State of Illinois, Secretary of State of Florida, and Cook County, Illinois, and from such other offices or governmental agencies or bodies as the Bank, in its sole discretion, may request from the Borrowers, indicating that there are no other licensors or creditors claiming any interest in the Collateral of the Borrowers except holders of Permitted Liens;

         3.1 (h) A certificate of the President of each Borrower, in the form of Exhibit E hereto and dated as of the date hereof;

         3.1 (i) Copies, certified no earlier than ten days before the Closing, by the Secretary of State of Delaware, as to WTI, International, and CPI, and the Secretary of State of Illinois, as to Westell, of the Articles of Incorporation, and any amendments thereto, for Borrowers;

         3.1 (j) Certificate of the Secretary of State of Illinois, dated no earlier than ten days before the Closing, as to the good standing of Westell in the State of Illinois and certificate of the Secretary of State of Delaware, dated no earlier than ten days before the Closing, as to the good standing of WTI, CPI, and International in the State of Delaware, and certificates of qualification as a foreign corporation for each Borrower in each jurisdiction where any Borrower is qualified to transact business as a foreign corporation;

         3.1 (k) The written opinion of McDermott, Will, & Emery, as counsel for the Borrowers, dated as of the date hereof and addressed to the Bank, in the substance and form set forth on Exhibit F hereto;

         3.1 (l) Certificates or other evidence from an insurance company or companies acceptable to the Bank as to the policies of insurance, binders and endorsements thereto and such other insurance coverage to be maintained by the Borrowers pursuant to Section 6.1(f) hereof;

         3.1(m) All information, Financial Statements, or notices to be delivered to the Bank pursuant to Section 6.1(c) hereof;

         3.1(n)   Certified  copies  of  the  unanimous  written  consents,   or
                  resolutions duly adopted at meetings, of the Boards of Directors of the Borrowers in the form attached hereto as Exhibit G hereto authorizing the execution, delivery and performance by the Borrowers of this Agreement, the Notes and the other Loan Documents;

         3.1 (o) Copies of a letter of direction with wire transfers or other appropriate instructions directing the Bank to disburse funds in appropriate amounts to specific accounts;

         3.1 (p) An initial Borrowing Base Certificate in the form of Exhibit A hereto;

         3.1 (q) A written agreement in form acceptable to Bank, whereby Bank One, Illinois, NA ("Bank One") agrees (i) to release its lien on the Collateral upon payment of Borrowers' obligations to Bank One out of the proceeds of the Loans, and (ii) to deliver UCC termination statements and release deeds, which statements terminate any and all Liens, security interests or encumbrances held by Bank One with respect to Borrowers;

         3.1 (r) In form and substance satisfactory to the Bank, each and every agreement, document, note, release, guaranty, certificate, notice, affidavit, exhibit, schedule, resolution, legal opinion, assignment, security agreement, or financing statement, which the Bank may reasonably request from the Borrowers to effect the intent of this Agreement.

         3.2 Conditions Precedent to Each Loan. Each of the following, which shall be true as of the date of each disbursement of the Revolving Loans and Equipment Loan Advances are conditions precedent to the making of each of the Revolving Loans and Equipment Loan Advances. Each request for a Revolving Loan or Equipment Loan Advance shall constitute Borrowers' representation and warranty that each of the following is true and correct as of such date.

         3.2 (a) Material Adverse Change. No material adverse change in the financial condition or operation of the Borrowers shall have occurred, as determined by the Bank in its sole, but reasonable discretion, since the date of the most recent Fiscal Year end for which the Borrowers' Financial Statements have been delivered to the Bank, pursuant to Section 6.1(c)(iv) hereof, and received thereby.

         3.2 (b) Representations and Warranties. The representations and warranties set forth in Article V hereof shall be true and correct in all material respects as of the date on which the Borrowers have requested the Revolving Loans or Equipment Loan Advance to be made available thereto.

         3.2 (c) Covenants. The affirmative and negative covenants set forth in Article VI are not being breached as of the date of the request.

         3.2 (d) Events of Default. No Event of Default hereunder, or any event which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder, shall have occurred and be continuing.

         3.2 (e) Loan Commitment. After giving effect to the requested borrowing, the Revolving Loans shall not exceed the Revolving Loan Commitment on such date.


                                   ARTICLE IV

                               COLLATERAL SECURITY

         4.1 Grant of Security Interest. As continuing security for the prompt payment and performance of the Obligations and indebtedness of the Borrowers to the Bank, including all refinancings, renewals, extensions, modifications and substitutions thereof or therefor, to be retained by the Bank, until the Obligations and indebtedness of the Borrowers are fully satisfied, the Borrowers hereby pledge, assign, transfer, deliver and set over to the Bank all of the Borrowers' right, title and interest in and to, and grant the Bank a Lien on and security interest in, all of the Collateral and any and all amounts which may be owing from time to time by the Bank or any other financial institution to the Borrowers in any capacity, including without limitation, any balance or share belonging to the Borrowers, or any monies, deposits, credits, accounts (including, without limitation, the Lockbox Account) or other Property in the possession of the Bank. Except for the Permitted Liens, the Liens and security interests under this subsection shall be first and prior to any other Liens and security interests in and on the Collateral, and the Borrowers shall permit no Liens, except for Permitted Liens, to attach to the Collateral; provided, however, the Bank acknowldges that it shall not have possession of the Intercompany Notes.

         4.2 Perfection of Security Interests. The Borrowers hereby agree to, and shall, complete, execute and deliver to the Bank, in form and substance satisfactory to the Bank, all financing statements, including, without limitation, the financing statements described in Section 3.1(e) hereof, all amendments to and continuation statements for the foregoing, any schedules to be attached to the foregoing and forms or other documents to be completed in connection with the foregoing, and hereby agree to and shall take all such other action, including noting the Bank's security interest and lien directly onto the Collateral, which the Bank may request from time to time and which the Bank, in its sole and complete discretion, deems necessary for the perfection or continued perfection of the security interests granted under Section 4.1 above; provided, however, Bank acknowledges that it shall not have possession of the Intercompany Notes. The Borrowers hereby agree with the Bank that a carbon, photographic or other reproduction of this Agreement may be filed in lieu of, and shall be sufficient as, a financing statement. The Borrowers hereby authorize, without requiring, the Bank to execute and file any such financing statements, amendments, continuation statements, schedules, forms or other documents on behalf of and as the attorneys-in-fact for the Borrowers in order to perfect the security interests granted under Section
                  4.1 above. The Borrowers hereby agree to, and shall, pay upon demand, all costs, taxes and expenses of filing or recording the same in all public offices, including those offices described in Section 3.1(e) hereof, which the Bank, in its reasonable discretion, deems necessary in order to perfect the security interests granted under Section 4.1 above.

         4.3 Notice to Account Debtors and Instrument Obligors. At any time and from time to time, after the occurrence of and during the continuance of an Event of Default, the Bank shall have the right to and may, in its sole and complete discretion, (i) contact any Account Debtor of the Borrowers or obligor under any of the Borrowers' Instruments in order to verify the validity or amount or any other matter relating to any Account or any Instrument; and (ii) notify all Account Debtors of the Borrowers and all obligors under any of the Borrowers' Instruments that all Accounts and all Instruments of the Borrowers have been assigned to the Bank and the Bank has a security interest therein.

         4.4 Appointment as Attorney-in-Fact. The Borrowers hereby irrevocably designate, make, constitute and appoint the Bank as the Borrowers' true and lawful attorney-in-fact, which appointment is coupled with an interest, and authorize and empower the Bank, in either the Borrowers' or the Bank's name, except as hereinafter provided, upon the happening or occurrence and during the continuation of an Event of Default hereunder, upon simultaneous written notice to the Borrowers,
                  (i) to demand payment of the Accounts and overdue Instruments of any Borrower and direct all applicable Account Debtors and Instrument obligors to make payment thereon directly to the Bank; (ii) to enforce payment and collection of the Borrowers' Accounts and overdue Instruments by legal proceedings or otherwise; (iii) to exercise all of the Borrowers' rights and remedies with respect to the collection or any proceedings to collect the Accounts and overdue Instruments of the Borrowers in accordance with the applicable provisions of the Uniform Commercial Code then currently in effect in the State of Illinois; (iv) to sell or assign any Account or Instrument of the Borrowers upon such terms, for such amount, and at such time or times as the Bank deems advisable in its sole and complete discretion, reasonably exercised; (v) to settle, adjust or compromise any Account or Instrument of the Borrowers or any legal proceedings brought to collect such an Account or Instrument; (vi) to discharge or release any Account or Instrument of the Borrowers; (vii) to prepare, file and sign the Borrowers' names on and to any bankruptcy proof of claim form or other similar document against an Account Debtor or Instrument obligor of the Borrowers; (viii) to prepare, file and sign the Borrowers' names on any notice of lien, claim or mechanic's lien, assignment or satisfaction or lien, or mechanic's lien or similar document in connection with an Account or any Instrument of the Borrowers; and (ix) to take control in any manner of any cash or non-cash item of payment or proceeds of any Account or Instrument of the Borrowers, including without limitation any rejected, returned, stopped-in-transit or repossessed goods relating to such Accounts or Instruments, and endorse any Borrower's name upon any of such Borrower's Chattel Paper, Documents, Instruments, invoice or similar document or agreement relating to any such Account or Instrument or any goods pertaining thereto; and (x) to notify the Post Office authorities to change the address for delivery of Borrowers' mail to an address designated by the Bank, access any lockbox or postal box into which any of the Borrowers' mail is deposited, and open and dispose of all mail addressed to Borrowers.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  As further inducement to the Bank to enter into this Agreement and make the Loans hereunder, the Borrowers represent and warrant, as of the date hereof and as of the date of each disbursement of the Revolving Loans and Equipment Loan Advances (except as such representation or warranty relates solely to another date), the following, which shall survive the execution and delivery of this Agreement, the Notes and the Loan Documents and continue until all of the Obligations and indebtedness of the Borrowers have been paid, satisfied or discharged in full, regardless of any investigation by the Bank of the Borrowers' financial condition or assets:

         5.1 Organization of Borrowers. WTI, International and CPI are each corporations duly organized, validly existing and in good standing under the Laws of the State of Delaware and are duly qualified to do and transact business and in good standing as foreign corporations in each and every jurisdiction where its failure to do so would have a material adverse effect on their business. Westell is a corporation duly organized, validly existing and in good standing under the Laws of the State of Illinois and is duly qualified to do and transact business and in good standing as a foreign corporation in each and every jurisdiction where its failure to do so would have a material adverse effect on its business.

         5.2 Authority and Consents. Each Borrower has all corporate power and authority to own its property and assets and to carry on and engage in its business as it is now conducted and as is presently proposed to be conducted, and each Borrower has all material licenses, permits, franchises, consents, approvals and authorizations (collectively, "Licenses") required in connection with the foregoing, all of which Licenses are in full force and effect and no action or claim is pending, nor, to Borrowers' knowledge, is threatened, to revoke or terminate any of the Licenses or declare any License invalid. No consent, approval or authorization of, or filing, registration or qualification with, any Person, governmental, regulatory, or otherwise, is required to be obtained or effected by any Borrower or any Affiliates in connection with the execution, issuance, delivery and performance of this Agreement, the Notes and the Loan Documents to which the Borrowers or any Affiliates are a party or signatory or the incurrence or performance of the Obligations of the Borrowers or any Affiliates or, if so required, it has been duly obtained or effected before the date hereof. The execution, issuance, delivery and performance of this Agreement, the Notes and the Loan Documents to which any Borrower is a party or is a signatory and the incurrence or performance of the Obligations and indebtedness of the Borrowers hereunder (a) has been duly and properly authorized by all necessary corporate, director, shareholder and other action of each Borrower and (b) has not resulted in and will not result in:

                           (i) the creation or imposition of any Lien, security interest, mortgage, charge or any encumbrance of any nature whatsoever (except in favor of the Bank) upon any of any Borrower's property or assets, or

                           (ii) the violation or contravention of, the occurrence of a default, Event of Default or event, which with the passage of time or giving of notice or both, would constitute a default or event of default under, any term or provision of its articles or certificate of incorporation, any certificates of authority to do or transact business, any order of any court, or any contract, agreement, mortgage, indenture, material instrument, judgment or Laws to which any Borrower or any Affiliates are parties or signatories or by which any Borrower or any Affiliates are bound.

          5.3 Binding Effect and Enforceability. Upon execution and delivery hereof and thereof, this Agreement, the Notes and the Loan Documents to which any Borrower is a party or is a signatory will be the legal, valid and binding obligations of the Borrowers enforceable in accordance with their terms and provisions, except as the same may be limited by bankruptcy and moratorium laws and all other similar laws affecting the rights of creditors generally and the application of general principles of equity and to the extent that specific performance may be granted or denied in a court's discretion and, on the date of delivery, the Borrowers will not be in violation or contravention of, and no Event of Default will exist under, any of the foregoing.

         5.4 Default of Indebtedness. None of the Borrowers is in default and no event of default or event, which after the expiration of any applicable grace or cure periods or the giving of notice or both, would constitute a default or event of default, has occurred and is continuing with respect to any indebtedness in excess of $50,000 singly or in the aggregate of any kind or nature including, without limitation, any mortgage, deed, loan agreement or other agreement relating to the borrowing of monies.

         5.5 Financial Condition and Litigation. The Financial Statements of the Borrowers heretofore delivered to the Bank for the Fiscal Years ended March 31, 1995, March 31, 1996, March 31, 1997, and March 31, 1998 have been prepared in accordance with GAAP and fairly present the financial condition of the
                  Borrowers as at the dates thereof and the results of operations for the periods covered thereby. Since the most recent Fiscal Year-end for which the Borrowers' Financial Statements have been delivered to the Bank and received thereby, no material adverse change in the Borrowers' financial condition or affairs has occurred and no dividends on or redemptions of the Borrowers' common stock have been made. Except as set forth on the most recent Financial Statements delivered to the Bank pursuant to Section 6.1(c)(iv) hereof and received thereby: (a) none of the Borrowers has Indebtedness, except as permitted hereunder; and
                  (b) except as set forth on Schedule 5.5(b) hereto, no proceedings, suits, orders, claims, investigations, or other actions are pending before any court or governmental authority or, to the best knowledge of Borrowers or any of their Affiliates, after diligent inquiry, threatened against any Borrower or any Affiliates, which could materially adversely affect the assets, properties, business or condition, financial or otherwise, of the Borrowers or materially adversely affect the ability of the Borrowers to perform any Obligations.

         5.6 Title and Liens. Except for the Permitted Liens, each Borrower has good and transferable title to all of its respective Property, assets and the Collateral, and the Collateral is not subject to any Liens, claims, security interests, mortgages, pledges, charges or other encumbrance of any Person, except, with respect to the Collateral, the Bank and holders of the Permitted Liens. Borrowers, as lessees of any real or other Property have the right under valid leases to occupy, use, possess and control all such Property as now occupied, used, possessed or controlled by Borrowers.

         5.7 Account Warranties. With respect to the Accounts of the Borrowers scheduled, listed or referred to from time to time on any Accounts Receivable Aging Reports or Financial Statement, each Borrower warrants and represents to the Bank that: (a) such Accounts are genuine, are in all respects what they purport to be, and are not evidenced by a judgment; (b) such Accounts are assignable and a security interest may be granted therein and such Accounts are subject to the first and prior perfected Lien and security interest of the Bank; (c) such Accounts represent undisputed, bona fide transactions completed in material compliance with the terms and provisions of the documents related thereto as delivered to the Bank if so requested; (d) the Equipment, Goods or Inventory sold or leased, or the services rendered, which resulted in the creation of such Accounts have been delivered or rendered to the applicable Account Debtor; (e) the amounts shown on the Borrowers' books and records and all invoices and statements delivered to the Bank, when and if so requested, with respect to such Accounts are actually and absolutely owing to the applicable Borrower and are not in any way contingent; (f) no payments have been made upon such Accounts; (g) there are no set-offs, counterclaims or disputes existing or, to Borrowers' knowledge, asserted with respect to such Accounts and the Borrowers have not made any agreement with any applicable Account Debtor for any deduction or discount from any such Account, except discounts allowed by the Borrowers in the ordinary course of their business for prompt payment; (h) to the knowledge of the Borrowers, there are no facts, events or occurrences which in any way impair the validity or the enforceability of such Accounts or tend to reduce the amounts payable under such Accounts as shown on the books and records of the Borrowers and the invoices and statements delivered to the Bank, when and if so requested, with respect thereto; (i) to the best knowledge of the Borrowers without independent inquiry, all of the applicable Account Debtors with respect to such Accounts have the capacity to contract and are solvent;
                  (j) such Accounts and the Equipment, Goods, Inventory sold or leased or the services rendered giving rise to said Accounts are not subject to any lien, security interest, claim, charge or any other encumbrance, except for the first and prior perfected security interest of the Bank and except those of holders of the Permitted Liens; and (k) to the knowledge of the Borrowers, there are no proceedings or actions which are threatened or pending against any of the applicable Account Debtors which might result in any material adverse change in such Account Debtor's financial condition.

         5.8 Inventory Warranties. (a) The current address for the chief executive offices of each Borrower is set forth on Schedule
                  5.8 hereof ("Chief Executive Office Location") and the Inventory of each Borrower used in such Borrower's business is located at its Chief Executive Office Location and at the locations set forth on Schedule 5.8 hereof (the "Additional Inventory Locations"); (b) no Inventory will ever be located in any locations other than the Chief Executive Office Locations or the Additional Inventory Locations, without at least five (5) Banking Days' prior written notice to the Bank;
                  (c) all Inventory is presently owned and will continue to be owned by the Borrowers, except as otherwise permitted pursuant to the terms of this Agreement, free and clear of all liens and encumbrances, other than the Bank's security interest hereunder and any Permitted Liens; (d) no Inventory has been consigned to any Person, except with respect to that Inventory as to which Borrowers have notified Bank; and (e) no Inventory is presently or at any time or times hereafter, will be stored with a bailee, warehouseman or similar party without the Bank's prior written consent, and, if the Bank gives such consent, the applicable Borrower will concurrently therewith cause any such bailee or warehouseman to issue and deliver to the Bank, warehouse receipts therefor in the Bank's name, in form acceptable to the Bank.

         5.9 Employee Plans. All of the Borrowers' Employee Plans meet the minimum funding standards of Section 302 of ERISA where applicable. No withdrawal liability has been incurred under any such Employee Plans and no notice of any Prohibited Transaction or Reportable Event as defined in ERISA, has been received by Borrowers with respect to any such Employee Plans, unless approved by the appropriate governmental agencies. No Employee Plan is a multi-employer plan within the meaning of
                  Section 3(37) of ERISA. All payments and/or contributions required to have been made under the provisions of any Employee Plan or by law have been timely made.

         5.10 Taxes. To the best of its knowledge, each Borrower has filed all federal, state, county, municipal, and other tax returns, reports and declarations required to be filed by all Laws, has paid all taxes, including excise taxes, assessments, penalties, interest and any other governmental charges which are or were due and payable, unless such Borrower is contesting in good faith, by an appropriate proceeding, the validity, amount or imposition of the above while maintaining adequate reserves to cover the above, and such contest does not have or cause a material adverse change in such Borrower's financial condition or operations and does not impair such Borrower's ability to perform its Obligations, has made adequate provision for the payment of all taxes, assessments, penalties, interest and other governmental charges which are accruing but are not yet due and payable, and has no knowledge and is not aware of any deficiency or additional assessment which may have or has arisen in connection with the foregoing.

         5.11 Compliance with Laws. Each Borrower has complied in all material respects with all applicable Laws with respect to:
                  (a) any restrictions, specifications or other requirements pertaining to products that such Borrower leases, sells or distributes or to the services it performs; (b) the conduct of its business; and (c) the use, maintenance and operation of the real and personal properties owned or leased by it in the conduct of its business.

         5.12 Subsidiaries and Affiliates. WTI has no Subsidiaries except Westell, International, and CPI. CPI has no Subsidiaries except Conference Plus Global Services, organized under the laws of the Republic of Ireland. Westell has no Subsidiaries except Westell Worldwide Services, Inc., and International has no Subsidiaries except Westell Europe, Ltd. and Westell Canada, Ltd. WTI owns all of the capital stock of CPI, except for 11.8% owned by CPI's management personnel. None of the Borrowers has any Affiliates except the officers, directors and shareholders of such Borrower.

          5.13 Assumed Names. None of the Borrowers has any assumed names or is doing business under any name other than Westell Technologies, Inc. Westell, Inc., Westell, International, Inc., and Conference Plus, Incorporated.

         5.14 Solvency. Each Borrower (i) is currently and, after giving effect to the transactions contemplated by this Agreement, the Notes, and any Loan Documents to which such Borrower is a party or signatory, will be able to pay its debts as they come due and will not incur debts beyond its ability to pay such debts as they mature or come due, (ii) has capital sufficient to carry on its business and any business in which it intends or is about to engage, and (iii) owns property and assets having a value (as a going concern) in excess of its liabilities and debts. No transfer of property is being made and no Obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud creditors of the Borrowers or any Affiliate.

         5.15 Regulation U. None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any of the Loans made hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

          5.16 Capital Stock. The authorized capital stock of Borrowers is set forth on Schedule 5.16 hereof. There are no shares of common stock held as treasury shares. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of each Borrower is as set forth in its respective Articles of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations, and restrictions are valid, binding and enforceable and in accordance with all applicable laws. All outstanding shares of capital stock of the Borrowers have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding securities of Borrowers were issued in compliance with all applicable federal and state securities laws. None of the outstanding securities of Borrowers have been issued in violation of any preemptive rights, rights of first refusal or similar rights. Except as set forth on Schedule 5.16, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character, to which any Borrower is a party or by which any Borrower is bound, obligating any Borrower to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of such Borrower or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such preemptive right or agreement. There are no outstanding obligations, contingent or otherwise, of any Borrower to purchase, redeem or otherwise acquire any capital stock of such Borrower. Except as set forth on Schedule 5.16, there are no voting trust agreements or other contract, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend or other rights with respect to any Borrower's capital stock.

         5.17 Occupational Safety and Health. None of the Borrowers has, nor, to the Borrowers' knowledge, has any Affiliate received any notice, citation, claim, assessment or proposed assessment as to or alleging any material violation by any Borrower or any such Affiliate from any division of any Federal or state occupational safety and health administrations or agencies and no such violation presently exists. None of the Borrowers is, nor, to the best of the Borrowers' knowledge, no Affiliate is a party to any pending dispute with respect to the Borrowers' or any Affiliate's compliance with any Federal or state occupational safety and health laws.

          5.18 No Options. No Person has any option to acquire ownership of the Collateral or any portion thereof.

         5.19     Environmental Protection.

          5.19 (a) Borrowers are in compliance in all material respects with all applicable Environmental Laws and regulations. Neither the Collateral nor any real property owned or leased by the Borrowers in connection with the conduct of their business (the "Applicable Environmental Property") has been used for the handling, treatment, storage or disposal of any Hazardous Materials in violation of applicable Environmental Laws;

          5.19 (b) None of the Borrowers nor to the knowledge of Borrowers, any of their Affiliates has received any order, letter or other written communication, from any governmental unit or agency, concerning the violation of any Environmental Laws or concerning any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging or dumping of any Hazardous Materials, or with respect to any air or water discharges or emissions, on the Applicable Environmental Property; and

          5.19 (c) To the knowledge of Borrowers, (i) no underground storage tanks are present on the Applicable Environmental Property and
                  (ii) no such tanks were previously removed; and

         5.20 Compliance with Zoning and Other Regulations; Assessments. To the knowledge of Borrowers, neither the Collateral nor any other real property owned, leased or otherwise used by the Borrowers in connection with the conduct of their businesses (the "Real Property") is in violation of any material law or any zoning, or other ordinance, code, rule or regulation of any governmental body or other authority having jurisdiction thereof, including provisions relating to permissible non-conforming uses, if any. No notice from any governmental body or other party has been served upon any Borrower or, to the knowledge of the Borrowers, upon any of their Affiliates, claiming any violation of any such law, ordinance, code, rule or regulation or requiring, or calling attention to the need for any work, repairs, construction, alteration or installation on or in connection with the Real Property. None of the Borrowers has received notice of any special tax
                  assessment   affecting   the  Real  Property  or  any  of  the
                  Collateral.

         5.21 Disclosure. No representation or warranty by the Borrowers or any of their Affiliates in this Agreement or any of the other Loan Documents, nor any statement furnished to the Bank by the Borrowers or any of their Affiliates or agents pursuant hereto or thereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary when made or while the representation or warranty is continuing, to make the statements contained herein or therein not misleading.

         5.22 Labor Relations. Each Borrower has withheld all amounts required by law or agreement to be withheld by it from the wages, salaries and other payments to its employees, and is not liable for any arrears or wages or any taxes or penalties for failure to comply with the foregoing. Except as set forth on Schedule 5.22 hereto, none of the Borrowers is a party to any collective bargaining agreements. There are no pending, threatened or anticipated (i) employment discrimination or unfair labor practice charges or complaints against or involving any Borrower before any federal, state or local board, department, commission or agency, (ii) material grievances, disputes or controversies with any union or any other organization of any Borrower's employees, (iii) pending or threatened strikes, slowdowns, work stoppages or lockouts or (iv) any asserted pending demands for collective bargaining by any union or organization or efforts to organize any of the employees of any Borrower.

         5.23 Patents and Trademarks. The Borrowers possess, those patents and trademarks listed on Schedule 5.23 hereto, which, to its best knowledge, are all of the necessary patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct the business of the Borrowers as now operated. Except as listed on Schedule 5.23A hereto, the Borrowers' patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights do not, to the best of Borrowers' knowledge, infringe on the property rights of any other Person.

         5.24 Year 2000 Compliance The Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, the Borrower believes that the "Year 2000 Problem" will not have a material adverse effect on the Borrower, its financial condition, business and operations, and its ability to pay and perform the Obligations. From time to time, at the request of the Bank, the Borrower and its Subsidiaries shall provide to the Bank such updated information or documentation as is requested regarding the status of their efforts to address the "Year 2000 Problem".


                                   ARTICLE VI

                                    COVENANTS

                  The Borrowers hereby covenant and agree with the Bank that, until the Obligations and indebtedness of the Borrowers to the Bank have been satisfied and discharged in full, the Borrowers will comply with the following covenants, unless the Bank shall give its prior written consent to the contrary:

         6.1      Affirmative Covenants.

         6.1 (a) Payments. The Borrowers shall pay, or cause to be paid, when due all principal and interest under the Notes and all other Obligations in respect of this Agreement, the Notes and the Loan Documents.

         6.1 (b) Financial Covenants. The Borrowers shall maintain:

                  (i) a maximum aggregate year-to-date (net loss)/ minimum net income (exclusive of extraordinary income and losses) for the interim periods ending on the dates set forth below in the amounts set forth below;



                           End of Period                  (Net Loss)/Net Income
                           6/30/98                        ($10,000,000)
                           9/30/98                        ($18,000,000)
                           12/31/98                       ($24,000,000)
                           3/31/99                        ($28,000,000)
                           6/30/99                        ($5,000,000)
                           9/30/99                        ($5,000,000)
                           12/31/99                       ($3,000,000)
                           3/31/00                         $1,000,000
                           6/30/00                         $1,000,000
                           9/30/00                         $2,000,000
                           12/31/00                        $3,000,000
                           3/31/01                         $4,000,000
                           6/30/01                         $1,000,000
                           9/30/01                         $2,000,000
                           12/31/01                        $3,000,000
                           3/31/02                         $4,000,000
                           6/30/02                         $1,000,000

                  (ii) at all times, a Leverage Ratio of not more than 1.2:1.0, measured on a monthly basis; and (iii) at all times, a Current Ratio of not less than 1.8:1, measured on a monthly basis.

          6.1 (c) Financial Information and Reporting. The Borrowers shall prepare the Accounts Receivable Aging Reports as of the last day of each calendar month (collectively, the "Effective Dates" and each an "Effective Date") and shall keep proper books and records with respect to their Accounts and Inventory in which full and true entries will be made of all dealings or transactions relating to the business and affairs of the Borrowers, in accordance with GAAP, and the Borrowers shall cause to be furnished to the Bank:

                           i) As soon as practicable and in any event within thirty (30) days after each Effective Date, beginning with the calendar month ending October 31, 1998, or at such times as the Bank shall reasonably request, the
                                    Accounts   Receivable  Aging  Reports,   the
                                    Inventory   Reports  and  a  Borrowing  Base
                                    Certificate;

                           (ii) Beginning with the month ending October 31, 1998, as soon as practicable, and in any event within forty-five (45) days after the end of each month, the Borrowers' consolidated statement of income and retained earnings and a statement of cash flow for the month then ended and the portion of Borrowers' fiscal year then elapsed and a balance sheet of the Borrowers as of the end of such month and the
                                    portion  of  Borrowers'   fiscal  year  then
                                    elapsed,   all  in  reasonable  detail,  and
                                    certified by an authorized officer of WTI as
                                    being accurate in all material  respects and
                                    having  been  prepared  in  accordance  with
                                    GAAP, other than normal year-end adjustments
                                    and  footnotes,  and on a  basis  consistent
                                    with that applied in the  preparation of the
                                    Borrowers'    previous   monthly   Financial
                                    Statements, and a certificate in the form of
                                    Exhibit  I  hereto  showing   compliance  by
                                    Borrowers with the financial covenants set forth in Section 6.1 (b) hereof;

                           (iii) As soon as practicable and, in any event, within forty-five (45) days after the end of each calendar quarter, beginning with the quarter ended June 30, 1998, a copy of Borrowers' 10-Q, as filed with the Securities and Exchange Commission;

                            (iv) As soon as practicable and, in any event, within ninety (90) days after the end of each Fiscal Year, beginning with the Fiscal Year ended March 31, 1999, the Borrowers' consolidated statements of income and retained earnings and a statement of cash flow for the Fiscal Year then ended and a balance sheet of the Borrowers as of the end of such Fiscal Year, setting forth in comparative form, the corresponding figures for the corresponding period of the prior Fiscal Year, all in reasonable detail, audited by an independent certified public accountant selected by the Borrowers and acceptable to the Bank and prepared in accordance with GAAP, together with the written statement of such accountant (i) that in performing the audit such accountant has not obtained knowledge of any Event of Default, or disclosing all Events of Default of which it has obtained knowledge and (ii) that he is aware that Bank is relying on such Financial Statements, together with a copy of Borrowers' 10-K, as filed with the Securities and Exchange Commission;

                           (v) Promptly upon receipt and, in any event, within fifteen (15) days after receipt thereof, copies of all interim and supplemental financial reports submitted to the Borrowers by independent certified public accountants in connection with any interim review of the books and records of the Borrowers made by such accountants, if any;

                            (vi) Together with the Financial Statements for each Fiscal Year, a certificate of Borrowers executed by an authorized officer of Borrowers stating whether any Event of Default, or event which, with the passage of time or giving of notice or both, would constitute such an Event of Default, currently exists and is continuing and what action, if any, the Borrowers are taking or propose to take with respect thereto;

                           (vii)    As soon as  practicable  and,  in any event,
                                    prior  to  Borrowers'  Fiscal  Year-end,   a
                                    budget for the following Fiscal Year;

                           (viii) Promptly after notice to any Borrower or any Affiliate of the Borrowers of the commencement thereof, notice, in writing, of any actions, suits, arbitration or other proceedings in excess of $100,000, instituted, commenced or to the Borrowers' knowledge, threatened against or affecting the Borrowers of the type described in
                                    Section 5.5 of this Agreement;

                           (ix) Promptly after the occurrence thereof, notice, in writing, of any Event of Default, or any event which, with the passage of time or giving of notice or both, would constitute such an Event of Default and what action, if any, the Borrowers are taking or propose to take with respect thereto;

                           (x) Notice of any change in location of any places of business or the Chief Executive Office Location of the Borrowers or of the Additional Inventory Locations of the Borrowers at least five (5) Banking Days days prior to such change;

                             (xi) Promptly after the occurrence thereof, notice, in writing, of any other matter which has resulted in, or might result in, a materially adverse change in the financial or other condition or operations of any Borrower or its ability to fully perform its Obligations under the terms and conditions of this Agreement and the Loan Documents or its ability to repay the Notes;

                           (xii) With reasonable promptness, such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Borrowers, as the Bank may from time to time reasonably request in writing;

                           (xiii) Promptly after the occurrence thereof, notice, in writing, of any material default under any obligation of any Borrower secured by a Permitted Lien and what action, if any, the Borrowers are taking or propose to take with respect thereto;

                            (xiv) Promptly after the occurrence thereof, notice, in writing, of any material labor dispute to which any Borrower might become a party, any material strikes or walkouts relating to the Borrowers' facilities, or the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound; and

          6.1 (d) Account Covenants. Each Borrower agrees to promptly: (i) inform the Bank in writing, of any material delay in such Borrower's performance of any of its Obligations to its Account Debtors or any assertion of any material claims, offsets or counterclaims by any of its Account Debtors; (ii) furnish to or inform the Bank of all material adverse information relating to the financial condition of any of its Account Debtors upon obtaining actual or constructive knowledge of such information; and (iii) provide the Bank, upon the reasonable request of the Bank, with any invoices, statements or other documents or records with respect to its Accounts.

          6.1 (e) Inventory and Equipment Covenants. Each Borrower shall maintain its Inventory and Equipment on the premises at the locations described in Section 5.8 hereof or at such other addresses as the Bank shall be informed pursuant to Section
                  9.8 hereof. The Borrowers shall at all times hereafter maintain a perpetual inventory, keeping correct and accurate records itemizing and describing the cost, kind, type, quality, and quantity of the Inventory and Equipment which records shall be available during Borrowers' usual business hours for the review of the Bank or its officers, employees or agents at their request.

          6.1 (f) Insurance. The Borrowers shall, at their own expense, maintain and provide satisfactory evidence to the Bank as to, insurance on the Collateral and other business Properties, all in such form, substance and amounts and with such insurance companies or associations acceptable to the Bank in its discretion, reasonably exercised, and any insurance policies issued in connection with the above shall contain endorsements which name the Bank as additional insured and lender loss payee, as its interest may appear, with respect to all of the Collateral and which provide that said policies shall not be cancelled, terminated, amended or modified without thirty (30) days' prior written notice to the Bank and that no act or default of the Borrowers or any Person shall affect the right of the Bank to recover under such policies in case of loss or damage. Bank hereby approves of Borrowers' current insurance coverage. The Borrowers shall deliver to the Bank a copy of the insurance policies and certificates for each such policy of insurance. The Borrowers shall notify the Bank within thirty (30) days of obtaining any new policy or increase of coverage under any existing policy. The Borrowers hereby irrevocably appoint, designate and constitute the Bank and its officers, employees and agents, as the Borrowers' attorney-in-fact for the purpose of making, settling and adjusting, in good faith, claims in excess of $100,000 under any and all such insurance policies and of endorsing the Borrowers' names on any checks, drafts, instruments or other items of payment received by any Borrower or the Bank pursuant to such insurance policies. If the Borrowers fail to maintain any insurance or policies of insurance as required above, or fail to pay any premium related thereto, the Bank may obtain or pay the same, but shall be under no obligation to do so. In the event the Bank obtains such insurance, all sums so paid and any expenses incurred in connection therewith shall be part of the Obligations payable by the Borrowers to the Bank on demand pursuant to Section 6.1(k) hereof. The Borrowers shall also maintain in effect, in addition to the above mentioned insurance covering the Collateral, such other insurance in such amounts with such insurers and covering such risks as now maintained by the Borrowers and shall, upon request by the Bank, provide the Bank with certificates or policies evidencing such insurance. In the event that any insurance proceeds received by the Bank pursuant to this
                  Section 6.1(f) exceed the amounts necessary to repay all Indebtedness of the Bank with respect to the Collateral to which such insurance proceeds relate, the Bank shall reimburse the Borrowers in the amount of such excess.

          6.1 (g) Corporate Existence. Borrowers shall maintain and preserve their corporate existence, good standing, certificates of authority, licenses, permits, franchises, patents, trademarks, trade names, service marks, copyrights, leases and all other contracts and rights necessary or desirable to continue their operations and business as now conducted and will generally continue the substantially same lines of business as those being presently conducted and related businesses in the telecommunications area.

          6.1 (h) Taxes and Laws. Borrowers will pay when due all taxes, including excise taxes and duty, assessments, charges and levies imposed on any Borrower or any of their income, profits, Property or assets, or which they are required to withhold and pay out, and will comply with all applicable present and future Laws unless any Borrower is contesting in good faith, by an appropriate proceeding, the validity, amount or imposition of the above, while maintaining reserves, deemed adequate by the Bank in its sole, but reasonable discretion to cover the above, and such contest does not have or cause a material adverse change in any Borrower's financial condition or operations and does not impair any Borrower's ability to perform the Obligations. In the event any Borrower fails to pay any such taxes, assessments, charges or levies, the Bank may, without waiving or releasing the Borrowers' Obligations or any Event of Default hereunder, pay the same, but shall be under no obligation to do so. All sums so expended shall be part of the Obligations payable by the Borrowers to the Bank on demand pursuant to Section 6.1(k) hereof.

          6.1 (i) Repair and Maintenance. The Borrowers will maintain all of the Collateral and assets, including, without limitation, their Equipment, Inventory, Property, and the Collateral, in good condition and repair and in proper working order, normal wear and tear excepted, and will pay and discharge, or cause to be paid and discharged, when due, the cost of repairs, replacement or maintenance to the foregoing and all rentals or mortgage payments on the foregoing, and in the event the Borrowers fail in the foregoing, the Borrowers hereby authorize, without requiring the Bank, to perform the same and to incur such reasonable costs, fees and expenses in connection therewith which shall be payable on demand by the Borrowers pursuant to Section 6.1(k) hereof.

          6.1 (j) Inspection. The Borrowers will maintain complete and accurate books and records. Upon three (3) days prior notice, the Borrowers, during normal business hours, will allow the Bank, and any of its officers, employees or agents, to visit, for inspection and review, any and all premises where the Borrowers' Collateral is located, and to make available and furnish to the Bank the Borrowers' books and records and such financial information concerning the Borrowers' Collateral, other Property or assets, business, affairs, operations or financial condition as reasonably requested by the Bank. Prior to the occurrence of any Event of Default, Bank shall treat such information as confidential and shall not disclose such information unless required by law, banking regulation, or court order, or to any potential participant. No notice shall be required hereunder if an Event of Default has occurred and is continuing. The Bank shall be permitted to perform annual field audits of any of the Borrowers' premises where any of the Collateral is located at the Borrowers' cost and expense.

          6.1 (k) Bank Costs. The Borrowers shall pay to the Bank upon demand, all reasonable out- of-pocket fees, costs and expenses incurred or paid by the Bank (i) in connection with the insurance to be maintained under Section 6.1(f) hereof; (ii) in connection with the enforcement of its rights and remedies hereunder including, without limitation, the reasonable costs of attorney and paralegal fees and costs of field audits as provided in Section 6.1(j) hereof; (iii) in connection with the inspection, sale, disposition or collection of or execution upon the Collateral; (iv) in the repair or maintenance of the Collateral of the Borrowers; (v) in notifying Account Debtors of the Borrowers or verifying the Accounts of the Borrowers; (vi) in perfecting or protecting the Collateral security or security interest granted hereunder; and (vii) in connection with any litigation, contest, suit or proceeding (whether instituted by the Bank, the Borrowers or where payment of the Obligations or the Collateral might be materially adversely affected, by any other Person) in any way relating to the Collateral, this Agreement and the Loan Documents, except where it is determined that Bank's action or failure to act constituted gross negligence or willful misconduct.

          6.1 (l) Indemnity and Release. The Borrowers agree that they shall bear the risks of loss with respect to the Collateral and they will indemnify the Bank and hold the Bank harmless from any and all claims, demands, liabilities, losses, damages, diminutions of value, costs and expenses relating to or in any way arising out of or from any possession, use, operation, control, sale, disposition, or collection of any of the Borrowers' Collateral, except as the foregoing relate to the Bank's gross negligence or willful misconduct. The Borrowers hereby release the Bank from any and all claims or causes of action which any Borrower may have, now or hereafter, relating to the foregoing, except those arising from the Bank's gross negligence or willful misconduct.

          6.1(m) Instruments and Chattel Paper. Upon the written request of Bank, the Borrowers will stamp or otherwise mark all Chattel Paper and Instruments now owned or hereafter acquired by either of them, in which the Bank has a first and prior perfected security interest, to reflect that the same are subject to the Bank's security interest and will immediately thereafter deliver or cause such Chattel Paper and Instruments (other than the Intercompany Notes) to be delivered to the Bank, with appropriate endorsement, assignment or stock power transfer or assignment, with full recourse to the Borrowers, to vest title and possession in the Bank.

          6.1 (n) Employee Plans. The Borrowers shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without material liability to the Borrowers; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA, including the minimum funding standards of Section 302 of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans;
                  (iv) notify the Bank immediately upon receipt by any Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; and (v) promptly advise the Bank of the occurrence of any Reportable Event or Prohibited Transaction that is not exempt by statute, as defined in ERISA, with respect to any such Employee Plans.

          6.1 (o) Leases. Each Borrower shall maintain and comply in all material respects with all leases covering the Property used by such Borrower in accordance with their terms so as to prevent  any  default  thereunder  which  may  result  in  the exercise or enforcement of any landlord's or other lien against such Borrower unless such Borrower is contesting in good faith, by an appropriate proceeding, the validity, amount or imposition of any lease charges or expenses while maintaining reserves, deemed adequate by the Bank in its sole and complete discretion to cover the above, and such contest does not have or cause material adverse changes in any Borrower's financial condition or operations and does not impair any Borrower's ability to perform the Obligations.

         6.1 (p)  Bank Deposits.

                  (i) The Borrowers shall maintain a lockbox account in the Borrowers' name with the Bank, into which all monies, checks, notes, drafts and all other payments for and/or proceeds of the Collateral (the "Funds") shall be deposited (the "Lockbox Account"). Borrowers agree to cooperate fully with Bank in taking all steps which the Bank deems appropriate to ensure that substantially all of
                           Borrowers' Account Debtors properly direct payments on the Accounts to the Lockbox Account. The Borrowers agree to pay all fees, costs and expenses which the Bank incurs in connection with opening and maintaining the Lockbox Account and depositing for collection by the Bank any check or other item of payment received by the Bank on account of the Borrowers' Obligations. All of such fees, costs and expenses shall be payable to the Bank by the Borrowers monthly.

                  (ii) The Borrowers will also transfer and establish all their primary operating accounts, including depository and disbursement banking accounts, at the Bank and shall be responsible for all costs associated with such accounts as are customarily charged by the Bank and as previously outlined by Bank to Borrower. The Borrowers agree that its bank accounts at the Bank shall contain sufficient funds to make each payment under the Loan Documents when due after applying any applicable cure periods.

          6.1 (q) Defense of Collateral. The Borrowers shall pay, or cause to be paid, when due, all material Indebtedness, lawful claims or demands with respect to the Collateral which, if unpaid, might result in, or permit the creation of, any Lien or encumbrance on the Collateral, including, without limitation, all lawful claims for labor, materials and supplies, and, in general, do and cause to be done, everything reasonably necessary to fully preserve the rights and interests of Bank under this Agreement and the other Loan Documents. In addition, the Borrowers shall at all times defend Bank's rights and interests in and to the Collateral, and the priority position of said rights and interests against any and all claims of any person adverse to Bank and take all necessary or appropriate actions to give effect to Bank's priority of rights and interests contemplated by this Agreement and the other Loan Documents.

          6.1 (r) Environmental Matters - Indemnification. Borrowers shall take or cause to be taken all actions which are reasonably necessary, in the judgment of the Bank, to comply in all material respects with the requirements of all Environmental Laws including, without limitation, all filing and reporting requirements thereof. Borrowers hereby agree to indemnify, hold harmless and reimburse Bank for any and all loss, damage, expenses or costs of any kind or nature arising out of or incurred in connection with any prior, existing or future violations by Borrowers of any Environmental Laws.

         6.2      Negative Covenants.

          6.2 (a) Liens. The Borrowers shall not create, incur, grant, pledge, permit or suffer to exist, any Lien upon any of their Property, including the Collateral, except the Permitted Liens.


          6.2 (b) Debt. The Borrowers shall not, directly or indirectly, create, assume, incur, become or be liable for or with respect to any manner of obligations, liabilities or Indebtedness whatsoever to any Person, or by way of any guaranties, except with respect to (i) the Obligations of the Borrowers hereunder; (ii) additional Indebtedness shown on Schedule 6.2(b) hereto; (iii) Indebtedness arising or accruing in the ordinary course of business which indebtedness does not give rise to a Lien or other security interest, other than a Permitted Lien; and (iv) the Subordinated Debt, if any.

          6.2 (c) Name Changes, Mergers and Acquisitions. Except as set forth in Section 6.2(g) hereof, none of the Borrowers shall, without the Bank's prior written consent (i) change its corporate name or adopt an assumed corporate name without the prior written consent of the Bank which consent shall not be unreasonably withheld, (ii) consolidate or merge with any Person, or (iii) acquire all or substantially all of the assets or properties of, any Person.

          6.2 (d) Payments under Subordinated Debt. Borrowers shall not make any payments on any Subordinated Debt, except in accordance with the terms of any subordination agreements with respect to such Subordinated Debt.

          6.2 (e) Redemption and Dividends. The Borrowers shall not purchase, redeem, retire, or otherwise acquire any shares of their capital stock, or declare or pay any dividends thereon, make any distribution or payment to their stockholders (in their capacity as such) or set aside any funds for such purpose, except for redemptions which are legally permissible and to which the Bank shall have given its prior written approval.

          6.2 (f) Transfer of Assets. The Borrowers shall not sell, lease, transfer or otherwise dispose of any of their Collateral, Property, assets or rights without the prior written consent of the Bank, except for sales or rentals of their Inventory to customers in the ordinary course of business and with respect to obsolete, damaged or worn out property, Goods or Equipment no longer useful or being replaced in the Borrowers' businesses, and the proceeds of any permitted sale shall be applied to the Obligations or to the replacement of the Equipment being disposed of with substantially similar Equipment having a comparable value.

          6.2 (g) Investments and Loans. The Borrowers shall not (i) make any investments in any Person, except in accordance with Borrowers' investment guidelines which have been previously reviewed and approved by Bank; (ii) hereafter make any loans or advances to any Affiliate, director, shareholder, officer or employee of the Borrowers, or any Person except for loans or advances in the ordinary course of business; or (iii) make Acquisitions in an amount in excess that: (a) the Person whose stock or assets is being acquired shall be in substantially the same line of business as Borrowers, and (b) after giving effect to the acquisition, there shall exist no default or Event of Default. Any Acquisitions in an amount in excess of $4,000,000 shall require the prior written approval of the Bank.

          6.2 (h) Prepayment or Modification of Indebtedness. The Borrowers will not (i) prepay any Indebtedness for money borrowed by any Borrower or any Indebtedness secured by any of their assets (except for the Obligations), (ii) enter into or modify any agreement as a result of which the terms of payment of any of the foregoing Indebtedness are amended or modified in a manner which would accelerate its payment.

          6.2 (i) False Statements. The Borrowers will not furnish the Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

          6.2 (j) Transactions with Affiliates. The Borrowers will not enter into any agreement or arrangement, written or oral, directly or indirectly, with an Affiliate, or provide services or sell goods to, or for the benefit of, or pay or otherwise distribute monies, goods or other valuable consideration to, an Affiliate, except upon fair and reasonable terms no less favorable to the Borrowers than terms in a comparable arm's length transaction with an unaffiliated Person and except for existing intercompany debt.

          6.2 (k) Guarantees. The Borrowers shall not guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable in any manner with respect to the obligations or liabilities of any Person, except by endorsement of instruments or items for payment or deposit or collection.

          6.2 (l) Capital Structure. Without the prior written consent of the Bank, the Borrowers shall not make any material change in their capital structures, enter into any new business or make any material change in their business objectives, purposes and operations, any of which would materially adversely affect their business, profits, prospects, any of their Property, or their ability to repay the Obligations.

          6.2 (m) Locations. The Borrowers shall not transfer the Chief Executive Office Location or Additional Inventory Locations or transfer existing locations, or maintain warehouses or records with respect to the Accounts, at any locations other than those at which the same are presently kept or maintained without providing the Bank at least 30 days' advance written notice.

          6.2     (n) Leases.  The Borrowers  shall not incur or permit to exist
                  (i) any obligations under any operating leases other than leases having an aggregate rent not in excess of $3,500,000 per Fiscal Year, and (ii) any indebtedness with respect to permitted purchase money indebtedness and obligations with respect to leases which have been, or, in accordance with GAAP, should be, recorded as capitalized leases, for which Borrowers are obligated to pay in excess of $1,000,000 in the aggregate at any time.

          6.2 (o) Capital Expenditures. The Borrowers shall not make or incur any Capital Expenditures in excess of $7,000,000 in any Fiscal Year.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  The following shall constitute and be deemed Events of Default hereunder:

         7.1 Payment Obligations. Failure by the Borrowers to make any payment of the Obligations within five (5) days of when due or payable.

         7.2 Performance Obligations. Failure by Borrowers to perform, keep or observe any covenant, condition, agreement or provision hereunder or under the Notes or any other Loan Documents and such failure shall continue for a period of thirty (30) days after the occurrence thereof; provided, however, that the thirty (30) day cure period provided by this Section 7.2 shall not apply to the specific Events of Default set forth in the remainder of this Section 7.

         7.3 Representation and Warranties. Any warranty or representation now or hereafter made by any Borrower hereunder or by any other party to the Loan Documents under the Loan Documents, is untrue or incorrect in any material respect or fails to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances in which it was made, or any schedule, certificate, statement, report, financial data, notice or writing furnished to the Bank at any time by the Borrowers or by a party or signatory to the Loan Documents is untrue or incorrect in any material respect or fails to state a material fact needed to make the foregoing not misleading in light of the circumstances in which the foregoing were furnished, on the date as of which the facts set forth therein are stated or certified.

          7.4 Judgments. Any judgment or order requiring payment of monies in excess of $250,000 which is not covered by insurance, shall be rendered against any Borrower, and such judgment or order shall remain unsatisfied or undischarged and in effect for thirty (30) consecutive days without a stay of enforcement or execution thereof or posting of a bond pending appeal.

         7.5 Insolvency and Related Proceedings. If any Borrower (i) authorizes or makes an assignment for the benefit of creditors; (ii) generally shall not pay its debts as they become due; (iii) shall admit in writing its inability to pay its debts generally as they come due; or (iv) shall authorize or commence (whether by the entry of an order for relief or the appointment of a receiver, trustee, examiner, custodian or other similar official therefor or for any part of its property) any proceeding or voluntary case under any bankruptcy, reorganization, insolvency, dissolution, liquidation, adjustment or arrangement of debt, receivership or similar Laws or if such proceedings are commenced or instituted, or an order for relief or approving any petition commencing such proceedings is entered against such Borrower, and such Borrower, by any action or failure to act, authorizes, approves, acquiesces, or consents to the commencement or institution of such proceedings, and such proceedings are not dismissed within forty-five (45) days after the date of filing, commencement or institution.

         7.6 Material Agreements. If any Borrower defaults, or a default or an event of default occurs, under or in the performance of any material agreement, document or instruments, whether for borrowed money or otherwise, and such default, breach, or event of default continues beyond any applicable grace period thereunder and the effect of which shall be to cause the holder of such obligation, agreement, document or instrument, or the person to whom such obligation is owed to cause such obligation to become due prior to its stated maturity or otherwise accelerated.

         7.7 State Action. If any proceeding is instituted or commenced by any state or officer thereof, including the States of Illinois or Delaware, the Secretary of State of Illinois or the State of Delaware, or the Secretary of State of or any commission or other instrumentality of the State of Illinois or Delaware, seeking a forfeiture of any Borrower's Articles of Incorporation or certificate of authority to transact business as a foreign corporation or of a license or permit held by any Borrower necessary to the conduct of its business, and such Borrower shall fail to vacate any order entered in such proceeding within thirty (30) days; or if any Borrower ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs.

          7.8 Tax Liens. If a notice of lien, levy or assessment other than a Permitted Lien, is filed or recorded with respect to all or a substantial part of the Collateral owned by any Borrower by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency, or any taxes or debts owing at any time or times hereafter to any one or more of the foregoing become a lien other than a Permitted Lien, upon all or a substantial part of the Collateral owned by any Borrower unless such notice or lien is removed within thirty (30) days after filing or recording of such notice or becoming such lien.

         7.9 Insurance. If any insurer of any policy of insurance respecting a material portion of the Collateral issues any notice of cancellation of such a policy, or any such policy is allowed to lapse, and in either case, is not replaced by a substitute policy having an effective date prior to or contemporaneous with such cancellation or lapse.

         7.10 Change of Control. If (a) during any period of 24 consecutive months individuals who at the beginning of such period constituted the Boards of Directors of Borrowers (together with any new directors whose election to such Boards or whose nomination for election by the stockholders of the Borrowers was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Boards of Directors of Borrowers then in office or (b) if the Voting Trust ceases to own, both legally and beneficially, at least fifty-one percent (51%) of the issued and outstanding voting stock of WTI.

                                  ARTICLE VIII

                         RIGHTS AND REMEDIES OF THE BANK

         8.1 Termination of Commitment and Acceleration. Upon the Revolving Loan Termination Date, Equipment Loan Termination Date, or the Term Loan Termination Date or upon the happening or occurrence of an Event of Default described in Section 7.5 above, the Bank's commitment to make the Loans, if such commitments have not yet terminated, shall immediately terminate and the applicable Obligations shall be automatically due and payable without any action, presentment, demand , protest or notice of any kind. Upon the happening or occurrence of any other Event of Default set forth in Article VII, such Event of Default not having been previously cured or waived in writing by the Bank, the Bank, may, at its sole and complete discretion and option, declare the Notes due and payable without any presentment, demand, protest, notice of any of the foregoing or other notice of any kind, all of which are hereby expressly waived notwithstanding anything contained herein or in the Notes to the contrary, and the Bank shall have all rights and remedies now or hereafter provided by applicable Laws and without limiting the generality of the foregoing, may, at its option, also appropriate and apply toward the payment of the Notes, any indebtedness of the Bank to the Borrowers, howsoever, created or arising, and may also exercise any and all rights and remedies hereunder, under the Loan Documents or in and to the collateral security referred to in Article IV hereof, including, without limitation, the Collateral of the Borrowers.

         8.2 Rights of Secured Creditor. The Bank shall have, in addition to the rights and remedies given to it under this Agreement, the Notes and the Loan Documents, all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which any of the Collateral of the Borrowers may be located, and all rights and remedies allowed by all applicable Laws, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by said Laws. All risk of loss, damage or diminution of value with respect to any Borrower's Collateral shall be borne by the Borrowers at all times and the Bank shall have no responsibility, liability or obligation to the Borrowers therefor except as a result of the Bank's gross negligence or willful misconduct.

          8.3 Sale of Collateral. Upon an Event of Default and the declaration that the Notes are due and payable under Section 8.1., the Bank may immediately, with only such demand or notice to the Borrowers as may be required by the version of the Uniform Commercial Code currently enacted in Illinois, all of such other or further demand or notice hereby expressly waived by the Borrowers to the extent permitted by law, and without advertisement except as may be required by the version of the Uniform Commercial Code currently enacted in Illinois (or other applicable jurisdiction), lease, sell or otherwise dispose of or realize upon, at public or private auction or sale in Chicago, Illinois or elsewhere, the whole or, from time to time, any part of the Collateral of the Borrowers or any interest which any Borrower may have therein. Each Borrower agrees to assemble, or cause to be assembled, at its own expense, its Collateral at such place or places as the Bank shall reasonably designate and the Bank may, in its sole and complete discretion, reasonably exercised, cause the Collateral of any Borrower to remain on such Borrower's premises at the Borrowers' expense, pending sale, lease or other disposition of said Collateral. The Bank shall have the right to conduct such sales on the Borrowers' premises at the Borrowers' expense or elsewhere. Any sale, lease or other disposition of the Collateral of the Borrowers may be for cash, credit or any combination thereof and the Bank may purchase all or any part of the Collateral and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Obligations of the Borrowers, free from any right of redemption on the part of the Borrowers, which right is hereby waived and released. After deducting from the proceeds of the sale, lease or other disposition of said Collateral all expenses incurred by the Bank in connection therewith (including reasonable attorneys fees), the Bank shall apply such proceeds towards the satisfaction of the Obligations of the Borrowers, and shall account to the Borrowers for any surplus of such proceeds. The Borrowers shall remain liable for any deficiencies. Any notice required to be given by the Bank of a sale, lease or other disposition or other intended action by the Bank with respect to any of the Collateral of the Borrowers shall be mailed by the Bank, ten (10) days prior to such sale, lease or other disposition or other intended action by depositing such notice in the United States mail, postage prepaid and duly addressed to the Borrowers at the address specified in Section 9.8 hereof and such notice shall constitute, and the Borrowers agree that such notice constitutes reasonable and seasonable notice of such sale, lease or other disposition or other intended action.

         8.4 Entry on Premises. Upon the occurrence of an Event of Default, the Bank shall have the right to enter upon the premises of the Borrowers where the Collateral of any Borrower is located or believed to be located in accordance with any applicable laws, without any obligation to pay rent to the Borrowers or any responsibility or liability to the Borrowers for safeguarding said Collateral from loss or damage or diminution in value, except if caused by the Bank's gross negligence or willful misconduct, and render said Collateral unusable or remove said Collateral therefrom to the premises of the Bank or any agent of the Bank, for such time as the Bank may desire in order to effectively collect or liquidate said Collateral.

         8.5 Access to Records. Upon the occurrence of an Event of Default or under the conditions set forth herein, the Bank shall have the right to attain access to the Borrowers' books, records, files, journals or invoices relating to any Borrower's Collateral or business affairs during the Borrowers' normal business hours in order to copy, extract, verify, audit or review the same.


                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Waiver. The Bank's failure, at any time or times hereafter, either to require strict performance by the Borrowers of any provisions of this Agreement, the Notes or any Loan Documents, or to enforce the Bank's rights under such terms or provisions, shall not waive, effect or diminish or modify such terms or provisions, notwithstanding any conduct or custom, actual or implied, of the Bank to the contrary or in refraining from so doing at any time or times. Any suspension or waiver by the Bank of an Event of Default hereunder or under any Loan Documents or right or remedy hereunder or under any Loan Document shall not suspend, waive, release or affect any other Event of Default or right or remedy hereunder or under any Loan Documents. No Obligations of the Borrowers, Events of Default or right or remedy hereunder or under any Loan Documents shall be deemed suspended or waived by the Bank unless such suspension or waiver is in writing signed by a duly authorized officer of the Bank and directed to the Borrowers detailing such suspension or waiver.

         9.2 Applicable Law. This Agreement, the Notes and the Loan Documents have been issued, delivered and accepted in and shall be deemed to have been made under and shall be governed by and construed in accordance with the internal law and not the conflict of law rules of the State of Illinois.

         9.3 Severability. This Agreement, the Notes and Loan Documents shall be construed and interpreted in such manner as to be effective, enforceable and valid under all applicable Laws. If any provision of this Agreement, the Notes or the Loan Documents shall be held invalid, prohibited or unenforceable under any applicable Laws of any applicable jurisdiction, such invalidity, prohibition or unenforceability shall be limited to such provision and shall not affect or invalidate the other provisions hereof or thereof or affect the validity or enforceability of such provision in any other jurisdiction, and to the extent the provisions hereof and thereof are severable.

         9.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         9.5 Section Headings. Section headings used in this Agreement are for convenience only and shall not effect the construction or interpretation of this Agreement.

         9.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Bank and the Borrowers, and their respective successors and assigns; provided, however, that the Borrowers have no right to assign any of their rights or Obligations hereunder without the prior written consent of the Bank.

         9.7 Merger Clause. This Agreement, the Notes and the Loan Documents constitute the entire agreement between the parties hereto and thereto with respect to the Loans and may be amended only by a writing signed on behalf of each such party. If any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Notes or the Loan Documents, the provision contained in this Agreement shall govern and control.

         9.8 Notices. Any notices or consents required or permitted by this Agreement shall be (i) in writing and (ii) delivered in person, telecopied or sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below, unless such address is changed by written notice hereunder, and (iii) deemed duly given upon compliance with the above.

                  (i)               If to the Borrowers:

                                    Westell Technologies, Inc.
                                    750 North Commons Drive
                                    Aurora, Illinois 60504
                                    Attn: Steve Hawrysz
                                    Telephone: 630-375-4113
                                    Telecopy: 630-375-4940


                                    With a copy to:
                                    McDermott, Will & Emery
                                    227 West Monroe Street
                                    Chicago, Illinois 60606
                                    Attn: Neal J. White and Lauretta Moran
                                    Telephone: 312-984-7579 (White)
                                    Telephone: 312-984-6933 (Moran)
                                    Telecopy: 312-984-3651

                  (ii)              If to the Bank:
                                    LaSalle National Bank
                                    135 South LaSalle Street
                                    Chicago, Illinois  60603
                                    Attention: Jason Williams
                                    Telephone: 312-904-4623
                                    Telecopy: 312-904-6546

                                    With a copy to:
                                    Rochelle P. Slater
                                    Jenner & Block
                                    One IBM Plaza
                                    Chicago, Illinois  60611
                                    Telephone: 312-923-2722
                                    Telecopy: 312-840-7722

         9.9 Consent to Service. The Borrowers expressly submit and consent to the jurisdiction of any state or federal court located within Cook County, Illinois in any action, suit or proceeding commenced therein in connection with or with respect to the Obligations, this Agreement, the Notes or any Loan Documents and waive any right to jury trial and objection to venue in connection therewith. The Borrowers hereby waive personal service of any and all process or papers issued or served in connection with the foregoing and agree that service of such process or papers may be made by registered or certified mail, postage prepaid, return receipt requested, directed to the Borrowers as set forth in Section 9.8 above.

         9.10 Waiver of Jury Trial. THE BANK AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY
                  RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF SUCH BANK OR SUCH BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS AGREEMENT.

         9.11 Participations. The Borrowers hereby consent to the Bank's participation, sale, assignment or transfer, at any time or times hereafter of this Agreement or the Loan Documents, or any portion hereof or thereof, without affecting the liability of the Borrowers hereunder; provided, however, the Bank shall at all times act as sole agent on behalf of itself and any participant that acquires any interest in this Agreement or the Loan Documents and shall at all times service the Loans on behalf of itself and any participant.


                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  WESTELL TECHNOLOGIES, INC.


                                  By______________________________
                                  Title:____________________________


                                  WESTELL, INC.

                                  By______________________________
                                  Title:____________________________



                                  WESTELL INTERNATIONAL, INC.

                                  By______________________________
                                  Title:____________________________



                                  CONFERENCE PLUS, INCORPORATED

                                  By______________________________
                                  Title:____________________________


                                  LASALLE NATIONAL BANK


                                  By______________________________
                                  Title:____________________________




                                    EXHIBITS

Exhibit A                  Borrowing Base Certificate

Exhibit B                  Revolving Note

Exhibit C                  Term Note

Exhibit D                  Equipment Note

Exhibit E                  President's Certificate

Exhibit F                  Opinion of McDermott, Will & Emery

Exhibit G                  Secretary's Certificate

Exhibit I                  Compliance Certificate




                                    SCHEDULES

Schedule 1                 Foreign Eligible Accounts Receivable

Schedule 2                 Intercompany Notes

Schedule 5.8               Chief Executive Offices and Inventory Locations

Schedule 5.16              Capitalization

Schedule 5.22              Labor Relations

Schedule 5.23              Patents and Trademarks

Schedule 6.2(b)            Debt; Leases